SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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MATTHEWS INTERNATIONAL CORPORATION
 (Name of Registrant as Specified In Its Charter)

_________________________________________________________
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2014

NOTICE

OF

ANNUAL

MEETING

AND

PROXY

STATEMENT

Notice of
ANNUAL MEETING OF SHAREHOLDERS
To be held February 20, 2014

To Our Shareholders:

The Annual Meeting of the Shareholders of Matthews International Corporation will be held at 9:00 AM on Thursday, February 20, 2014 at the Renaissance Baltimore Harborplace Hotel, 202 East Pratt Street, Baltimore, Maryland 21202 for the purpose of considering and acting upon the following:

1.	To elect one director of the Company for a term of three years and one director of the Company for a term of two years.

2.	To approve the adoption of the 2014 Director Fee Plan.

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the records of the Company for the fiscal year ending September 30, 2014.

4.	To provide an advisory (non-binding) vote on the executive compensation of the Company’s named executive officers.

5.	To transact such other business as may properly come before the meeting.

Shareholders of record as of December 31, 2013 will be entitled to vote at the Annual Meeting or any adjournments thereof.

Please indicate on the enclosed proxy card whether you will or will not be able to attend this meeting. Return the card in the enclosed envelope as soon as possible.  If you receive more than one proxy card (for example, because you own common stock in more than one account), please be sure to complete and return all of them.

We hope you can be with us for this important occasion.

                                                                                                                                          Sincerely,

                                                                                                                                         Steven F. Nicola
                                                                                                                                        Corporate Secretary

January 21, 2014

Matthews International Corporation
Proxy Statement

Matthews International Corporation
Two NorthShore Center
Pittsburgh, PA 15212 - 5851
412 / 442-8200

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on February 20, 2014

The 2014 Proxy Statement and the Annual Report to Shareholders for the year ended September 30, 2013 are also available at www.matw.com under the section entitled “Reports”.

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors of Matthews International Corporation (“Matthews” or the “Company”) whose principal executive offices are located at Two NorthShore Center, Pittsburgh, Pennsylvania 15212.  This Proxy Statement and the accompanying proxy were first released to shareholders on or about January 21, 2014.

Execution of the proxy will not affect a shareholder's right to attend the meeting and vote in person.  Any shareholder giving a proxy has the right to revoke it at any time before it is voted by giving notice to the Corporate Secretary or by attending the meeting and voting in person.

Matters to be considered at the Annual Meeting are those set forth in the accompanying notice.  Shares represented by proxy will be voted in accordance with instructions.  In the absence of instructions to the contrary, the proxy solicited will be voted FOR the proposals set forth therein.

Management does not intend to bring before the meeting any business other than that set forth in the Notice of Annual Meeting of Shareholders.  If any other business should properly come before the meeting, it is the intention of management that the persons named in the proxy will vote in accordance with their best judgment.

OUTSTANDING STOCK AND VOTING RIGHTS

The Company has one class of stock outstanding:  Class A Common Stock, par value $1.00 per share, referred to as the "Common Stock."

Each outstanding share of Common Stock of the Company entitles the holder to one vote upon any business properly presented at the shareholders' meeting.  Cumulative voting is not applicable to the election of directors.

The Board of Directors of the Company has established December 31, 2013 as the record date for shareholders entitled to vote at the Annual Meeting. The transfer books of the Company will not be closed. A total of 27,332,183 shares of Common Stock are outstanding and entitled to vote at the meeting.  The holders of 13,666,092 shares will constitute a quorum at the meeting.

Abstentions and broker non-votes (explained herein) will be counted for purposes of determining a quorum.  If your shares are held by a broker (in street name), the broker will ask you how you want your shares to be voted. If you give the broker instructions, your shares will be voted as you direct.  If you do not give instructions to your broker, one of two things can happen, depending on the type of proposal.  For the ratification of the selection of independent auditors, which is considered a non-significant matter, the broker may vote your shares in its discretion.  The broker does not have the discretion to vote your shares for the election of directors, for the non-binding advisory vote to approve the compensation paid to our named executive officers, as disclosed in this Proxy Statement, or for the vote to approve the 2014 Director Fee Plan; these are considered significant matters.  If you do not provide voting instructions to your broker for these significant matters, the broker may not vote your shares on these proposals at all.  When that happens, it is called a "broker non-vote."

GENERAL INFORMATION REGARDING CORPORATE GOVERNANCE

Board of Directors

The Board of Directors is the ultimate governing body of the Company. As such, it functions within a framework of duties and requirements established by statute, government regulations, court decisions and the Company’s organizational documents. Generally, the Board of Directors reviews and confirms the basic objectives and broad policies of the Company, approves various important transactions, appoints the officers of the Company and monitors Company performance in key results areas.  The Board also has oversight responsibility of the processes established to report and monitor systems for material risks applicable to the Company.  The full Board regularly reviews enterprise-wide risk management, which includes relationships with significant customers, volatility of commodity costs, changes in the markets in which the Company operates and existing and potential competitors.   In addition, each Board committee plays a significant role in carrying out the risk oversight function.  The Nominating and Corporate Governance Committee oversees risks related to corporate governance and ethics.  The Audit Committee oversees risks related to financial reporting and control; environmental, health and sustainability matters; management policies and guidelines; legal claims and issues; and information technology.  The Finance Committee oversees the Company’s financial policies, strategies and capital structure.  The Compensation Committee oversees risks related to human resources, succession planning and compensation.

Board Composition

The Articles of Incorporation of the Company provide that the Board of Directors has the power to set the number of directors constituting the full Board, provided that such number shall not be less than five nor more than fifteen. Until further action, the Board of Directors has fixed the number of directors constituting the full Board at eight, divided into three classes.  The terms of office of the three classes of directors end in successive years.

After reviewing the independence standards contained in the NASDAQ listing requirements, the Board of Directors has determined that each of its directors is independent under these standards, other than the Company’s President and Chief Executive Officer, Joseph C. Bartolacci.  The Company’s Governance Guidelines provide that an employee member can remain on the Board for a period of no longer than one year following retirement from employment with the Company.

The Board of Directors has determined that an independent, non-employee member should be appointed to serve as Chairman of the Board.  The Board believes that separation of the positions of Chairman of the Board and Chief Executive Officer, with the appointment of an independent, non-employee director as Chairman of the Board, strengthens the Company’s corporate governance.  John D. Turner is the Company’s current independent, non-employee Chairman of the Board.

Mr. Turner and the other independent directors meet at such times as are necessary and generally on the dates of regularly scheduled Board meetings.  The independent directors met a total of five times in fiscal 2013.

During fiscal 2013, there were five regularly scheduled meetings and two special meetings of the Board of Directors.

Board Committees

There are five standing committees appointed by the Board of Directors -- the Executive, Nominating and Corporate Governance, Audit, Finance and Compensation Committees.

Management has the same responsibility to each Committee as it does to the Board of Directors with respect to providing adequate staff services and information.  Furthermore, each Committee has the same power as the Board of Directors to employ the services of outside consultants and to have discussions and interviews with personnel of the Company and others.

The principal functions of the five standing Committees are summarized as follows:

Executive Committee

The Executive Committee is appointed by the Board of Directors to have and exercise during periods between Board meetings all of the powers of the Board of Directors, except that the Executive Committee may not elect directors, change the membership of or fill vacancies on the Executive Committee, change the By-laws of the Company or exercise any authority specifically reserved by the Board of Directors.  Among the functions customarily performed by the Executive Committee during periods between Board meetings are the approval, within limitations previously established by the Board of Directors, of the principal terms involved in sales of securities of the Company, and such reviews as may be necessary of significant developments in major events and litigation involving the Company.  In addition, the Executive Committee is called upon periodically to provide advice and counsel in the formulation of corporate policy changes and, where it deems advisable, make recommendations to the Board of Directors.

The members of the Executive Committee are John D. Turner (Chairperson), Gregory S. Babe, Katherine E. Dietze, Alvaro Garcia-Tunon and John P. O’Leary, Jr.  The Executive Committee holds meetings at such times as are required.  The Executive Committee did not meet in fiscal 2013.

Nominating and Corporate Governance Committee

The principal functions of the Nominating and Corporate Governance Committee are to (1) identify individuals qualified to become members of the Board of Directors, (2) recommend to the Board of Directors the director nominees for the next annual meeting of shareholders, (3) monitor and recommend to the Board of Directors changes, as necessary, to the Company’s Corporate Governance Guidelines, (4) lead the Board of Directors in complying with its Corporate Governance Guidelines and (5) review and make recommendations to the Board of Directors concerning director compensation.  The Nominating and Corporate Governance Committee is also responsible for the annual evaluations of the performance of the Board of Directors and Committees of the Board, including individual directors.  The Committee is committed to ensuring that (i) the nominees for membership on the Board of Directors are of the highest possible caliber and are able to provide insightful, intelligent and effective guidance to the management of the Company and (ii) the governance of the Company is in full compliance with law, reflects generally accepted principles of good corporate governance, encourages flexible and dynamic management without undue burdens and effectively manages the risks of the business and operations of the Company.  From time to time, the Nominating and Corporate Governance Committee has retained the services of a third-party search firm to assist in the identification and evaluation of potential nominees for the Board of Directors.  The Nominating and Corporate Governance Committee operates pursuant to a Charter and the Company’s Corporate Governance Guidelines, which are available for viewing on the Company’s website at www.matw.com under the section entitled “Corporate Governance”.

All members of the Nominating and Corporate Governance Committee are independent in accordance with the listing standards of NASDAQ.  The Nominating and Corporate Governance Committee met seven times during fiscal 2013.  The current members of the Nominating and Corporate Governance Committee are John P. O’Leary, Jr. (Chairperson), Gregory S. Babe and Jerry R. Whitaker.

Audit Committee

The principal functions of the Audit Committee are to provide oversight of (1) the integrity of the Company's financial statements, reports on internal controls and other financial information provided by the Company, (2) the Company's compliance with legal and regulatory requirements, (3) the qualifications and independence of the Company's independent registered public accounting firm and (4) the performance of the Company's internal audit function (including disclosure controls and procedures for internal controls over financial reporting) and independent registered public accounting firm. The Committee will serve as a vehicle to provide an open avenue of communication between the Company's Board of Directors and financial management, the internal audit department, and the independent registered public accounting firm. The Audit Committee is responsible for appointing the Company's independent registered public accounting firm.  The Audit Committee operates pursuant to a Charter, which is available for viewing on the Company’s website at www.matw.com under the section entitled “Corporate Governance”.

The Audit Committee members are Alvaro Garcia-Tunon (Chairperson), Katherine E. Dietze and Morgan K. O’Brien, all of whom the Board of Directors has determined in its business judgment are independent from the Company and its management as defined by the relevant provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).  Mr. Garcia-Tunon has been designated as the Audit Committee financial expert as determined by the Sarbanes-Oxley Act.  During fiscal 2013, the Audit Committee met six times.

Finance Committee

The Finance Committee provides oversight of the Company’s financial policies, strategies and capital structure.  The Committee’s principal responsibilities include review and monitoring of significant capital expenditures; mergers, acquisitions and divestitures; the Company’s capital structure, debt and equity offerings; the dividend policy and share repurchase program; risk management programs; and the Company’s investor relations program.  The Committee also provides oversight to the Pension Board on employee benefit plan matters and related plan investment management.  Members of the Finance Committee are Katherine E. Dietze (Chairperson), Morgan K. O’Brien and Jerry R. Whitaker.  The Finance Committee met ten times in fiscal 2013.

Compensation Committee

The principal functions of the Compensation Committee, the members of which are Gregory S. Babe (Chairperson), Alvaro Garcia-Tunon and Morgan K. O’Brien, are to review periodically the suitability of the remuneration arrangements (including benefits) for the principal executives of the Company, and to prepare an annual report on executive compensation for inclusion in the Company’s Proxy Statement.  The Committee also reviews, at least annually, succession plans for the position of Chief Executive Officer and other senior executive positions of the Company.  The Compensation Committee operates pursuant to a Charter, which is available for viewing on the Company’s website at www.matw.com under the section entitled “Corporate Governance”. During fiscal 2013, the Compensation Committee met four times.

Meeting Attendance

Under the applicable rules of the Securities and Exchange Commission, the Company's Proxy Statement is required to name those directors who during the preceding year attended fewer than 75% of the total number of meetings held by the Board and by the Committees of which they are members. During fiscal 2013, all directors attended at least 75% of such meetings for which they were eligible.

The Company does not have a formal policy with regard to Board members attending the Annual Meeting of Shareholders, but it is customary for the Board members to do so, and in general all or most of the Board members have attended annual meetings in the recent past.  All of the Board members attended the 2013 Annual Meeting of Shareholders.

Compensation of Directors

Director compensation is administered and determined by the Nominating and Corporate Governance Committee.  In performing its duties, the Committee consults with various independent third-party advisors.  In fiscal 2013, the Committee consulted primarily with PayGovernance, an independent human resources consulting firm.

Under the Company’s 1994 Director Fee Plan, as amended, each eligible independent director received an annual retainer valued at $60,000 in 2013.  Such annual retainer may be paid either in cash or in shares of the Company’s Common Stock, as determined by the Nominating and Corporate Governance Committee.  If the Nominating and Corporate Governance Committee decides to pay the annual retainer in cash, a director may instead elect to receive the annual retainer in current shares of the Company’s Common Stock or Common Stock credited to a deferred stock account as phantom stock.  If the Nominating and Corporate Governance Committee chooses to pay such annual retainer in Common Stock, a director may defer the receipt of such Common Stock.

Each independent director also receives an annual stock-based grant (non-statutory stock options, stock appreciation rights and/or restricted shares).  The value of this grant was $100,000 in the form of restricted stock in 2013, and will be $100,000 in the form of restricted stock in 2014.  The precise annual stock-based awards to be granted and their valuation are determined by the Nominating and Corporate Governance Committee.  At December 31, 2013, there were 77,913 shares available for future grant under the 1994 Director Fee Plan.

The non-employee Chairman of the Board receives an additional annual retainer fee of $70,000 which, at the election of the Chairman, may be received in cash, current shares of the Company’s Common Stock or Common Stock credited to a deferred stock account as phantom stock.  Each Committee chairperson receives an additional retainer fee for a year of service as a Committee chairperson.  The chairperson retainer fee was $7,500 ($12,000 in the case of the Audit Committee chairperson) in 2013.  Meeting fees are not paid to Directors.

The Company is submitting the 2014 Director Fee Plan to a vote of the shareholders as Proposal 2 of this Proxy Statement.  If adopted, each eligible independent director will be compensated as described in Proposal 2 of this Proxy Statement.

The Company does not provide any retirement benefits or perquisites to any of its non-employee directors.

The following table summarizes the director compensation earned by the non-employee directors of the Company for fiscal 2013.

Director Compensation Table

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Option Awards	Non-Equity Incentive Plan Compen-sation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compen-sation	Total
J.D. Turner	$130,000	$100,000	-	-	-	-	$230,000
G.S. Babe	67,500	100,000	-	-	-	-	167,500
K.E. Dietze	67,500	100,000	-	-	-	-	167,500
A. Garcia-Tunon	72,000	100,000	-	-	-	-	172,000
M.K. O’Brien	60,000	100,000	-	-	-	-	160,000
J.P. O’Leary, Jr.	67,500	100,000	-	-	-	-	167,500
J.R. Whitaker	60,000	100,000	-	-	-	-	160,000

(1)	Mr. Babe elected to receive fees of $67,500 in shares of the Company’s Common Stock credited to a deferred stock account as phantom shares.
(2)
Amounts in this column reflect the grant date fair value of awards of restricted shares of the Company’s Common Stock granted during fiscal 2013 computed in accordance with Financial Accounting Standards Board ASC Topic 718; however, the estimate of forfeiture related to service-based vesting conditions is disregarded for purposes of this valuation.  There were no forfeitures of restricted shares by any of the directors during fiscal 2013.  On March 14, 2013, Messrs. Turner, Babe, Garcia-Tunon, O’Brien, O’Leary, Whitaker and Ms. Dietze were each awarded 2,872 restricted shares with a grant date fair value of $100,000.

Access to Directors

The shareholders of the Company may communicate in writing to the Board of Directors by sending such communication to the Board or a particular director in care of Steven F. Nicola, Corporate Secretary, at the Company.  At present, such communications will be directly forwarded to the Board or such particular director, as applicable.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominations for election to the Board of Directors may be made by the Nominating and Corporate Governance Committee or by the shareholders.  Section 3.01 of the Company’s Bylaws provides that “no one shall be eligible for nomination as a Director for any term during which, or before which, he will attain 70 years of age.”  John D. Turner, whose term of office is expiring, has been nominated by the Nominating and Corporate Governance Committee to serve for a two-year term that will end in 2016.  Gregory S. Babe, whose term of office is expiring, has been nominated by the Nominating and Corporate Governance Committee to serve for a three-year term that will end in 2017.  Nominations made by the shareholders must be made in writing in accordance with Section 6.1 of the Articles of Incorporation.  No such nominations have been received.

The Company’s process for filling director vacancies includes determination of the professional skills and background desired to serve the best interests and current needs of the Company and its shareholders, retention of a third-party search firm to assist in the identification and evaluation of director candidates, consideration of candidates nominated by shareholders (if any), evaluation of candidate’s credentials and experience by the Nominating and Corporate Governance Committee (including personal interviews with selected candidates), and a formal recommendation by the Nominating and Corporate Governance Committee to the Board of Directors regarding the candidate considered to be the most qualified to fill the director vacancy.

The Committee assesses a candidate’s background, skills, diversity, personal characteristics and business experience and applies the the following criteria and qualifications.  Candidates are to be of the highest ethical character, share the values of the Company, have reputations, both personal and professional, consistent with the image and reputation of the Company, be highly accomplished in their respective field, with superior credentials and recognition, and provide the relevant expertise and experience necessary to assist the Board and the Company to increase shareholder value.  The Board may prioritize the criteria depending on the current needs of the Board and the Company.  The Board does not have a formal diversity policy for selecting directors, but considers diversity of race, gender and national origin to be relevant factors that are weighed with other criteria in recommending and nominating directors for election to the Board of Directors of Matthews.

Under the Company’s Corporate Governance Guidelines, any director who experiences a change in principal occupation or primary business affiliation from that in which such director was engaged upon their last election to the Board, must offer to submit a letter of resignation from the Board.

The Board of Directors has no reason to believe that any of the nominees will become unavailable for election. If any nominee should become unavailable prior to the meeting, the accompanying proxy will be voted for the election in the nominee's place of such other person as the Board of Directors may recommend.

Only affirmative votes are counted in the election of directors.  The nominee for election as a director at the Annual Meeting in the Class of 2016 and the Class of 2017 who receives the highest number of votes cast for the election of directors by the holders of the Company’s Common Stock present in person or voting by proxy, a quorum being present, will be elected as directors.

The Board of Directors recommends that you vote FOR the election of the nominated directors.

The following information is furnished with respect to the persons nominated by the Board of Directors for election as directors and with respect to the continuing directors.

Nominees

Class of 2016

John D. Turner, age 67, has been a director of the Company since 1999.  Mr. Turner retired as Chairman and Chief Executive Officer of Copperweld Corporation, a manufacturer of tubular and bimetallic wire products, in 2003, where he had served as Chief Executive Officer since 1988.  Mr. Turner’s experience, knowledge and expertise as an executive in the metal manufacturing industry are valuable resources to the Company.  During his tenure as a Director, Mr. Turner has also served or participated on each of the Committees of the Board, providing him with the experience and perspective of the Board’s decision making process in all areas of the Company’s operations.  Mr. Turner also has experience as a director for several large public companies. Mr. Turner serves as Chairman of the Executive Committee.  Mr. Turner received a Bachelor's Degree in Biology from Colgate University.  He currently also serves on the Board of Directors of Allegheny Technologies Incorporated, a position he has held since February, 2004, and is the chairman of the Technology Committee of that Board.

Class of 2017

Gregory S. Babe, age 56, was elected to the Board of Directors in November 2010.  Mr. Babe currently serves as President and Chief Executive Officer of start-up Liquid X Printed Metals, Inc., a Carnegie Mellon University spin out.  From July 2012 to June 2013 Mr. Babe served as Chief Executive Officer of Orbital Engineering, Inc., a privately held engineering services company.  Mr. Babe retired as President and Chief Executive Officer of Bayer Corporation and Bayer MaterialScience LLC in June 2012.  Mr. Babe was appointed President and Chief Executive Officer of Bayer Corporation and Senior Bayer Representative for the United States and Canada in October 2008.  Mr. Babe was responsible for the North American activities of the worldwide Bayer Group, an international health care, nutrition and high-tech materials group based in Leverkusen, Germany.  In addition, he held the position of President and Chief Executive Officer of Bayer MaterialScience LLC, a producer of polymers and high-performance plastics in North America, since July 2004.  Mr. Babe is considered well-qualified to serve on the Company’s Board of Directors based on his experience as a Chief Executive Officer of a multinational manufacturing company. He possesses a strong background in manufacturing and regulatory and government affairs. Mr. Babe is Chairman of the Compensation Committee and is a member of the Executive and Nominating and Corporate Governance Committees.  Mr. Babe serves on the Board and chairs the Audit Committee of the Benedum Foundation.  He is also a member of the Foundation Board of West Virginia University.  Mr. Babe holds a Bachelor of Science degree in mechanical engineering from West Virginia University.

Continuing Directors

Joseph C. Bartolacci, age 53, was appointed Chief Executive Officer of the Company in 2006.  Prior to his appointment as Chief Executive Officer, he was President and Chief Operating Officer of the Company since 2005.  Mr. Bartolacci was elected to the Board of Directors in 2005.  Prior thereto, he held various positions within Matthews, including President, Casket Division; Executive Vice President of Matthews; President, Matthews Europe; President, Caggiati, S.p.A. (a wholly-owned subsidiary of Matthews) and General Counsel of Matthews.  As the only Matthews employee on the Board of Directors, Mr. Bartolacci provides management’s perspective in Board decisions about the business and strategic direction of the Company.  He has first hand operating experience in many of the Company’s diverse global businesses, and brings a well-developed understanding of the industries in which the Company operates, and the opportunities within those industries to drive shareholder value.  Mr. Bartolacci received a Bachelor of Science degree in Accounting from Saint Vincent College and a Juris Doctor from the University of Pittsburgh.  Mr. Bartolacci serves on the Company’s Pension Board, the Board of the Jas. H. Matthews & Co. Educational and Charitable Trust, and on the boards of various subsidiaries of Matthews.  Mr. Bartolacci is a member of the Board of Directors of Saint Vincent College and serves as a member of the Citizen’s Bank Mid-Atlantic Regional Advisory Board.

Katherine E. Dietze, age 56, was elected to the Board of Directors of the Company in July 2008.  Ms. Dietze was Global Chief Operating Officer, Investment Banking Division of Credit Suisse First Boston, a financial services company, until her retirement in 2005.  She had also held the position of Managing Director, Investment Banking.  Prior to joining Credit Suisse First Boston, Ms. Dietze was a Managing Director for Salomon Brothers Inc, a financial services company.  Ms. Dietze brings a strong background in global investment and financial matters.

With her background in investment banking, Ms. Dietze provides a unique and valuable perspective on global financial markets, investments and financial transactions.  Ms. Dietze received a Bachelor of Arts degree from Brown University and graduated from Columbia University with a Masters in Business Administration in Finance and Marketing.  Ms. Dietze serves as Chairperson of the Finance Committee and is a member of the Executive and Audit Committees.  She is also a director and member of the Audit Committee and Governance Committee of Cowen Group, Inc., a financial services firm.  She previously served as Chairperson of the Audit Committee and member of both the Governance and Compensation Committees for LaBranche, LLC, a financial services firm purchased by the Cowen Group in June 2011.  In January 2011, Ms. Dietze was elected to the Board of Trustees of Liberty Property Trust, a real estate investment trust.

Alvaro Garcia-Tunon, age 61, was elected to the Board of Directors in October 2009.  Mr. Garcia-Tunon retired as the Chief Financial Officer of Wabtec Corporation (“Wabtec”), a provider of products and services for the global rail industry, effective January 1, 2014.  He will remain with Wabtec as a strategic advisor going forward.  Mr. Garcia-Tunon was named Executive Vice President and Chief Financial Officer for Wabtec in February 2012.  Prior to that, he was Executive Vice President, Chief Financial Officer and Secretary of Wabtec since December 2010.  Prior thereto he served as Senior Vice President, Chief Financial Officer and Secretary of Wabtec since 2003.  Having served as the Chief Financial Officer of a public company with global operations, Mr. Garcia-Tunon has leadership skills in international business, corporate governance and risk management.  He also provides the Board and the Audit Committee, of which he is a Chairman, the strong financial and accounting skills required to be considered a financial expert.  Mr. Garcia-Tunon also is also a member of the Executive and Compensation Committees.  Mr. Garcia-Tunon currently is serving on the Board of Directors of Mine Safety Appliances Company, a global leader in the development, manufacture and supply of safety products that protect people and facility infrastructures, since 2012, and serves on the Audit, Legal and Finance Committees of that Board. He also is a board member of the Pittsburgh Civic Light Orchestra and Senator John Heinz History Center, where he serves as its Treasurer.  Mr. Garcia-Tunon graduated from the College of William and Mary with a Juris Doctor degree and is a graduate of the University of Virginia with a Bachelor of Science degree in Commerce and Accounting.

Morgan K. O’Brien, age 53, was elected to the Board of Directors of the Company in July 2011.  Mr. O’Brien has served as the President and Chief Executive Officer of Peoples Natural Gas Company LLC, a utility serving the southwestern Pennsylvania market, since February 2010.  Prior thereto, Mr. O’Brien served as President and Chief Executive Officer of Duquesne Light Holdings, an electric utility company serving western Pennsylvania, since 2001.    He held various senior executive positions at Duquesne Light Holdings since 1991.  Prior to joining Duquesne Light Holdings, Mr. O’Brien served in various management positions at PNC Bank and at major accounting firms.  As a current Chief Executive Officer with more than 10 years experience in that role, Mr. O’Brien brings significant leadership skills to the Board of Directors.  With his experience in the areas of accounting and taxation, he also provides the Board and the Audit Committee, of which he is a member, with strong financial skills.  Mr. O’Brien is also a member of the Compensation and Finance Committees.  Mr. O’Brien received a Bachelor’s degree in Business Administration and a Masters degree in taxation from Robert Morris University.  Mr. O’Brien serves on the Board of Directors of Peoples Natural Gas Company LLC, HFF, Inc. and on the Board of Trustees of the University of Pittsburgh as Vice Chairman of the Board.  He also serves on the Boards of several civic and charitable organizations in western Pennsylvania.

John P. O'Leary, Jr., age 67, has been a director of the Company since 1992.  Mr. O'Leary retired as Senior Vice President, SCA North America, a packaging supplier, in June 2004, a position that he held since May 2002.  Prior thereto, he was President and Chief Executive Officer of Tuscarora Incorporated (“Tuscarora”), a wholly-owned subsidiary of SCA Packaging International B.V. and a division of SCA North America.  Tuscarora is a producer and manufacturer of custom design protective packaging.  Preceding SCA's acquisition of Tuscarora, Mr. O'Leary served as Chairman of Tuscarora's Board of Directors.  Mr. O’Leary’s background as Chief Executive Officer of Tuscarora (formerly a publicly-traded company) and Senior Vice President of SCA North America provide valuable experience for the Board of Directors of Matthews.  He has also served on the Company’s Audit, Nominating and Corporate Governance and Executive Committees, providing a broad knowledge of the Company’s operating, financial and compliance objectives.  Mr. O’Leary is currently Chairman of the Nominating and Corporate Governance Committee and is a member of the Executive Committee. Mr. O'Leary holds a Masters in Business Administration from the University of Pennsylvania Wharton School of Business and received a Bachelor's Degree in Economics from Gettysburg College. He currently serves on the Board of Directors of Kenson Plastics, a small private custom plastic converter.

Jerry R. Whitaker, age 63, was elected to the Board of Directors of the Company in July 2011.  Mr. Whitaker was President of Electrical Sector-Americas, Eaton Corporation, a global manufacturer of highly engineered products, until his retirement in June 2011.  Prior thereto, he served in various management positions at Eaton Corporation since 1994.  Prior to joining Eaton Corporation, Mr. Whitaker spent 22 years with Westinghouse Electric Corp.  Mr. Whitaker’s experience and knowledge as an executive in global manufacturing industries and acquisition integration are valuable resources to the Company.  Mr. Whitaker is a member of the Nominating and Corporate Governance and Finance Committees.  Mr. Whitaker received a Bachelor of Science degree from Syracuse University and a Masters in Business Administration from George Washington University.  He currently serves as a director on the boards of Crescent Electric Company, an independent distributor of electrical hardware and supplies, where he is a member of the Audit Committee and Chairman of the Compensation Committee; and Sealed Air Corporation, a global leader in food safety and security, where he serves on the Nominating and Governance Committee.  He is also on the advisory board for Universal Electric Company, a manufacturer of customizable power distribution systems.  Mr. Whitaker also serves on the Board of Trustees for the Carnegie Museums of Pittsburgh as well as the boards of the Carnegie Science Center, the American Middle East Institute, Renewable Manufacturing Gateway and the Advisory Board of the L.C. Smith School of Engineering at Syracuse University.

The term for each nominee and director is listed below:

Nominees:	Term to expire at Annual Meeting of Shareholders in:

John D. Turner	2016

Gregory S. Babe	2017

Continuing Directors:

Joseph C. Bartolacci	2015
Katherine E. Dietze	2015
Morgan K. O’Brien	2015

Alvaro Garcia-Tunon	2016
John P. O’Leary, Jr.	2016
Jerry R. Whitaker	2016

PROPOSAL 2

ADOPTION OF THE 2014 DIRECTOR FEE PLAN

The full text of the 2014 Director Fee Plan (the “2014 Plan”) is set forth as Exhibit A to this Proxy Statement. The following description of the 2014 Plan is qualified in its entirety by reference to Exhibit A.

The 2014 Plan in General. The purposes of the 2014 Plan are to provide eligible non-employee directors of the Company with a fee arrangement that is not only competitive with those at corporations similar to the Company but which increases the alignment of interests between the non-employee directors and the shareholders of the Company, and to provide a program which is suitable for the recruitment and retention of capable people to serve as non-employee directors of the Company.  As of December 31, 2013, there were seven (7) such directors. Directors who are employees of the Company are not separately compensated for service as a director.

The total number of shares of stock which may be issued under the 2014 Plan or credited to a deferred stock compensation account for subsequent issuance is 150,000 shares of Common Stock as of November 14, 2013. This total will be adjusted upon certain events such as a stock dividend on, or stock split of, the Common Stock. The shares which may be issued under the 2014 Plan may be either authorized but unissued shares or shares previously issued and thereafter acquired by the Company, or a combination of each. On December 31, 2013, the fair market value of a share of the Company’s Common Stock was $42.61.

The Board of Directors of the Company will have full power and authority to administer the 2014 Plan. The Board may delegate some or all of those rights to the Nominating and Corporate Governance Committee or other committees of the Board. The Board of Directors also has, subject to certain limitations, the right to amend or terminate the 2014 Plan.

The 2014 Plan includes an annual director fee retainer (the “Retainer”). The Retainer is  $60,000 for each non-employee director and, in the case of the non-employee chairperson (“NE Chairperson”), an additional $70,000 (or such other amounts determined by the Board or by any committee of the Board which the Board authorizes to determine such amounts).  The 2014 Plan also provides that the Retainer can be paid in cash or in Common Stock of the Company. Whether the payment is made in cash or Common Stock will be determined by the Nominating and Corporate Governance Committee of the Company (or another committee of the Board designated to act for these matters) (the “Governance Committee”). Whether the Retainer is paid in cash or Common Stock, a director may elect to receive the Retainer in Common Stock or defer the Retainer payment into a deferred stock compensation account.

In addition to the annual Retainer, other cash fees to be paid under the 2014 Plan are as follows:

Board Meeting Fees:	None
Committee Meeting Fees:	None
Committee Chairperson Retainer Fees:	$7,500 (or $12,000 in the case of the Audit Committee Chairperson) for a year of service as a Committee Chairperson
Shareholders’ Meeting Fees:	None

In addition, if the Board elects a Lead Director, in addition to the annual Retainer, the Lead Director would receive other cash fees of $5,000 for a year of service as the Lead Director.

The 2014 Plan also permits the grant of stock options, stock appreciation rights and restricted shares under the 2014 Plan. The 2014 Plan provides that each director will receive an annual grant of non-statutory stock options, stock appreciation rights and/or restricted shares with a total value of $100,000 (or such other amounts determined by the Board or by any committee of the Board which the Board authorizes to determine such amounts). The precise awards to be granted and their valuation will be determined by the Governance Committee. The terms applicable to these awards are described below.

In certain instances, the 2014 Plan provides for the accelerated vesting of and extension of time to exercise stock options and stock appreciation rights and the accelerated vesting of restricted shares upon a change in control at the Company. A description of the change in control provisions is set forth below.

The term of the 2014 Plan runs until March 31, 2019.

The 2014 Plan also permits a director to name a death beneficiary with respect to the director’s deferred stock compensation account, provides for hardship withdrawals, and allows a director to make subsequent elections to further delay payments under a previous deferral made by the director.

Director Fees and Deferrals. Under the 2014 Plan, each eligible non-employee director will receive an annual Retainer valued at $60,000 and, in the case of the NE Chairperson, an additional $70,000 (or such other amounts determined by the Board or by any committee of the Board which the Board authorizes to determine such amounts). Such annual Retainer will be paid either in cash or in shares of the Common Stock of the Company, as determined by the Governance Committee. If the Governance Committee decides to pay the Retainer in cash, a director may instead elect to receive the Retainer in current shares of Common Stock or Common Stock credited to a deferred stock compensation account. If the Governance Committee chooses to pay such Retainer in Common Stock, a Director may defer the receipt of such Common Stock.

Upon inception, each non-employee director will not receive meeting fees for Board, Committee and Shareholder meetings attended, and each Committee chairperson will receive an annual retainer fee, in the amounts set forth above. Under the 2014 Plan, the Board has the authority to increase or decrease the amount of the annual Retainer, Committee chairperson retainer, and meeting fees.

Annual Retainer fees will be paid or credited fifteen (15) business days after the annual meeting of shareholders, for each non-employee director as of that payment or crediting date. Annual Retainer fees will thereby be paid or credited in advance and are not subject to proration or refund in the event that a director receiving such fees should die or resign prior to the next annual meeting of shareholders.

Committee chairperson retainer fees will be paid on the fifteenth (15th) business day after a director’s annual election or re-election as a Committee chairperson. A director may elect to receive all committee chairperson retainer fees for a calendar year in shares of Common Stock rather than cash, provided the director elects to defer the receipt of such shares of Common Stock through credit of shares to his or her deferred stock compensation account.

A director may elect to defer receipt of his or her annual Retainer or committee chairperson retainer fees by filing a notice of election with the Company. When such election becomes effective, the amount of Common Stock representing these fees is credited by the Company to a separate deferred stock compensation account for each director electing deferred treatment. An election to defer receipt of fees will remain effective until a director files a notice of termination with the Company and such notice becomes effective.

Payment of shares of Common Stock credited to a director’s deferred stock compensation account for any year would be made either in a lump sum or in installments. Payment would commence on April 1 of the year following the year a person ceases to be a director of the Company, or on a different date under conditions set forth in the 2014 Plan.  Notwithstanding the foregoing, a director is permitted to further defer the receipt of payments from his or her deferred stock compensation account by making a further deferral election at least twelve months prior to the date on which payments would have otherwise commenced, and by deferring for at least five years from the date payments would have otherwise commenced. Further, a director may file a notice with the Company pursuant to which the director would be paid amounts credited to his or her deferred stock compensation account after the effective date of such notice upon the occurrence of certain changes in control at the Company as described in the 2014 Plan.

Upon the death of a director, payment would be made to the beneficiary designated by the director or to the estate of the director. Advance payment of deferred amounts may be permitted by the Board only to the extent necessary to avoid severe financial hardship resulting from an unanticipated financial emergency beyond the control of the director or his or her beneficiary.

Under the 2014 Plan, any deferral election will be valid only if technical timing rules have been met.

Stock Options, Stock Appreciation Rights and Restricted Stock. The 2014 Plan provides for the grant of nonstatutory stock options, stock appreciation rights, and restricted share awards.

Administration. Subject to the provisions of the 2014 Plan, the Governance Committee has full and final authority, in its discretion, to grant nonstatutory stock options and stock appreciation rights and to make restricted share awards under the 2014 Plan, totaling $100,000 per year per director (or such other amount determined by the Board or by any committee of the Board which the Board authorizes to determine such amount). Grants and awards will be made effective as of the same date as annual Retainers are paid after the annual meeting. Under the 2014 Plan, the Board has the authority to increase or decrease the value of the grants and awards to be made; the Governance Committee has the sole discretion to determine whether the grants and awards should be stock options, stock appreciation rights or restricted shares or partly of each.

The Board and the Governance Committee have the power to interpret the 2014 Plan and to prescribe such rules, regulations and procedures in connection with the operations of the 2014 Plan as they deem necessary and advisable in their administration of the 2014 Plan.

Terms of Stock Options and Stock Appreciation Rights. The option price for each stock option may not be less than 100% of the fair market value of the Company’s Common Stock on the date of the grant of the stock option. Fair market value of the Common Stock for all purposes under the 2014 Plan is the mean between the publicly reported highest and lowest sales prices per share of Common Stock of the Company as quoted on the NASDAQ Exchange on the date as of which fair market value is determined.

Except in certain cases (principally certain change of control events) and as the Governance Committee may otherwise determine, no stock option may be exercised prior to two years from the date of grant or after the expiration of ten years from the date of grant. Unless the Governance Committee, in its discretion, otherwise determines, an exercisable stock option may be exercised in whole or in part. Otherwise, stock options may be exercised at such times, in such amounts and subject to such restrictions as are determined in its discretion by the Governance Committee.

The option price for each stock option is payable in full in cash at the time of exercise; however, in lieu of cash the person exercising the stock option may, if authorized by the Governance Committee, pay the option price in whole or in part by delivering to the Company shares of Common Stock having a fair market value on the date of exercise of the stock option equal to the option price for the shares being purchased, except that any portion of the option price representing a fraction of a share must be paid in cash.

If the person exercising a stock option participates in a broker or other agent-sponsored exercise or financing program, the Company will cooperate with all reasonable procedures of the broker or other agent to permit participation by the person exercising the stock option in the exercise or financing program. But, in such a case, the exercise of the stock option shall not be deemed to occur and no shares of the Common Stock will be issued until the Company has received full payment in cash for the option price from the broker or other agent.

The grant of stock appreciation rights provides the holder with the right, upon the exercise of the stock appreciation rights, to receive a number of shares of Common Stock with a fair market value equal to the difference between the fair market value of the Common Stock on the date of exercise of the stock appreciation rights and the base price of the stock appreciation rights when granted (which may not be less than 100% of the fair market value of the Company’s Common Stock on the date of the grant of the stock appreciation rights). The Governance Committee also has the right to pay cash upon the exercise of the stock appreciation rights in certain circumstances.

Unless the Governance Committee determines otherwise, the provisions of the following sentence will apply in the event that a grantee ceases to be a director of the Company for any reason other than removal for cause or resignation without consent of the Board. Any outstanding stock option and stock appreciation right held by such grantee will vest and be exercisable at any time prior to the second anniversary of the date on which the grantee ceases to be a director or the expiration date of the stock option or stock appreciation right, whichever is the shorter period. Unless the exercise period has been extended pursuant to the change in control provisions of the 2014 Plan, if a grantee is removed from office for cause or resigns without the consent of the Board, any then outstanding stock option and stock appreciation right held by such grantee will terminate as of the close of business on the last day on which the grantee is a director.

Unless the Governance Committee in its discretion otherwise determines, no stock option or stock appreciation right granted under the 2014 Plan is transferable other than by Will, by the laws of descent and distribution, or to certain types of trusts. A stock option or stock appreciation right may be exercised during a grantee’s lifetime only by the grantee or the trustee of such trust.

Each grant of a stock option or stock appreciation right must be confirmed by an agreement between the Company and the grantee which sets forth the terms of the grant.

Restricted Shares. Restricted share awards are subject to such restrictions (including restrictions on the right of the awardee to sell, assign, transfer or encumber the shares awarded while such shares are subject to restrictions) as the Governance Committee may impose thereon and are subject to forfeiture to the extent events (which may, in the discretion of the Governance Committee, include termination of service as a director and/or performance-based events) specified by the Governance Committee occur prior to the time of restrictions lapse.

Each restricted share award must be confirmed by a restricted share agreement between the Company and the awardee, which sets forth the number of restricted shares awarded, the restrictions imposed thereon, the duration of such restrictions, events the occurrence of which would cause a forfeiture of the restricted shares, and such other terms and conditions as the Committee in its discretion deems appropriate.  Following a restricted share award and prior to the lapse of the applicable restrictions, at the Company’s discretion, the Company may hold share certificates representing the restricted shares in escrow, issue share certificates to the awardee with a legend referring to the restrictions, or issue the shares in book-entry form in the name of the awardee. Except in certain circumstances, the Governance Committee, in its discretion, may determine that dividends and other distributions on the restricted shares shall not be paid to the awardee until the lapse or termination of the applicable restrictions. Unless otherwise provided, in its discretion, by the Governance Committee, any such dividends or other distributions shall not bear interest. Upon the lapse of the applicable restrictions, unlegended share certificates representing the restricted shares and unpaid dividends, if any, will be delivered to the awardee. From the date a restricted share award is effective, however, the awardee will be a shareholder with respect to all of the restricted shares and will have all the rights of a shareholder with respect to the restricted shares, including the right to vote the restricted shares and to receive all dividends and other distributions paid with respect to the restricted shares, subject only to the preceding provisions of this paragraph and the restrictions imposed by the Governance Committee.

Additional Rights in Certain Events. The 2014 Plan provides for acceleration of the exercisability and extension of the expiration date of stock options and stock appreciation rights, and for lapse of the restrictions on restricted share awards, upon the occurrence of one or more events described in Section 13 of the 2014 Plan (“Section 13 Events”). Such an event is deemed to have occurred when (i) the Company acquires actual knowledge that any person (other than the Company, a subsidiary or any employee benefit plan sponsored by the Company) has acquired beneficial ownership, directly or indirectly, of securities representing 20% or more of the voting power of the Company, (ii) at any time less than 60% of the members of the Board of Directors are persons who were either directors on November 14, 2013 or individuals whose election or nomination for election was approved by a vote of at least two-thirds of the directors then still in office who were directors on November 14, 2013 or who were so approved, (iii) the consummation of a merger, consolidation, share exchange, division or sale or other disposition of assets of the Company as a result of which the shareholders of the Company immediately prior to such transaction shall not hold, directly or indirectly, immediately following such transaction, a majority of the voting power of (a) in the case of a merger or consolidation, the surviving or resulting corporation, (b) in the case of a share exchange, the acquiring corporation, or (c) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the transaction, holds more than 30% of the consolidated assets of the Company immediately prior to the transaction, or (iv) commencement of any liquidation or dissolution of the Company (other than pursuant to any transfer of 70% or more of the consolidated assets of the Company to an entity or entities controlled by the Company and/or its shareholders following such liquidation or dissolution). The Section 13 Events described above may be limited in effect and otherwise subject to the requirements of Section 409A of the Internal Revenue Code of 1986, which provides certain limitations on the ability to accelerate deferred compensation upon changes in control.

Unless the confirming agreement or an amendment thereto otherwise provides, notwithstanding any other provision contained in the 2014 Plan, upon the occurrence of any Section 13 Event all outstanding stock options and stock appreciation rights become immediately and fully exercisable whether or not otherwise exercisable by their terms, and all stock options and stock appreciation rights held by a director whose service on the Board terminates within one year of any Section 13 Event for any reason are exercisable for the longer of a period of three months from the date of such termination of service or the standard periods of expiration or termination as described above, but in no event after the expiration date of the stock option or the stock appreciation rights.

Unless the restricted share agreement or an amendment thereto otherwise provides, notwithstanding any other provision contained in the 2014 Plan, upon the occurrence of any Section 13 Event prior to the scheduled lapse of all restrictions applicable to restricted share awards under the 2014 Plan, all such restrictions lapse regardless of the scheduled lapse of such restrictions.

Miscellaneous. Deferred stock compensation accounts shall be maintained only on the books of the Company, and no shares of Common Stock or other assets shall be set aside until shares of Common Stock actually become payable to a director or his beneficiary. No person shall have voting rights with respect to shares of Common Stock credited to a deferred stock compensation account and not yet payable to the director or his beneficiary.

If, as of any payment or crediting date, insufficient shares are available to pay or credit the annual Retainer or meeting fees into a deferred stock compensation account, the Company shall pay or credit such fees in cash to the account.

In the event that any outstanding stock option or stock appreciation right is cancelled by mutual consent, terminates, or expires for any reason without having been exercised in full, the shares of Common Stock not purchased under the stock option or stock appreciation right are again available for all purposes of the 2014 Plan. If any shares of Common Stock are forfeited to the Company pursuant to the restrictions applicable to restricted shares awarded under the 2014 Plan, the number of shares so forfeited are again available for all purposes of the 2014 Plan. The number of shares of Common Stock which are surrendered in full or partial payment to the Company of the option price of a stock option will be available for the purpose of granting awards under the 2014 Plan.

The Board of Directors may alter or amend the 2014 Plan at any time, except that, without approval of the shareholders of the Company, no alteration or amendment may be made if shareholder approval of the amendment is at the time required for shares under the 2014 Plan to qualify for the exemption from Section 16(b) of the Securities and Exchange Act of 1934, as amended, provided by Rule 16b-3, or by the rules of the NASDAQ Stock Exchange or any stock exchange on which the Common Stock may then be listed. In addition, no alteration or amendment of the 2014 Plan may, without the written consent of the holder of a stock option, stock appreciation rights, or restricted shares granted or awarded under the 2014 Plan prior thereto, adversely affect the rights of such holder with respect thereto.

No shares of Common Stock shall be issued or credited, nor any options or stock appreciation rights granted, nor restricted stock awarded under the 2014 Plan after March 31, 2019, provided that this does not preclude the issuance of shares in payment of the balance of a director’s deferred stock compensation account or the exercise of previously granted stock options or stock appreciation rights.  Additionally, the Board of Directors may terminate the 2014 Plan at any time, but termination of the 2014 Plan would not terminate any outstanding stock options or stock appreciation rights granted under the 2014 Plan or cause a revocation or forfeiture of any restricted share award under the 2014 Plan.

The 2014 Plan contains anti-dilution provisions providing for proportionate adjustment in the maximum aggregate number of shares of Common Stock for which stock options and stock appreciation rights may be granted, as to which restricted shares may be awarded, and in the number of shares covered by outstanding stock options and stock appreciation rights in certain events, including stock dividends on shares of outstanding Common Stock. The 2014 Plan also contains provisions providing for the substitution of shares in the event of a reorganization, recapitalization, merger or similar event. The 2014 Plan provides for adjustments to stock options and stock appreciation rights and restrictions on distributions with respect to, or exchanges for restricted shares in the case of, any spin-off, split-off, dividend in partial liquidation or in property other than cash, or extraordinary distribution to holders of the Common Stock.

If a director who has been granted stock options or stock appreciation rights or awarded restricted shares under the 2014 Plan engages in the operation or management of a business, whether as owner, partner, officer, director, employee or otherwise and whether during or after Board service, which is in competition with the Company or any of its subsidiaries, the Governance Committee may in its discretion immediately terminate all stock options and stock appreciation rights held by such person (except when the exercise period of a stock option or stock appreciation right has been extended because one or more of the events described under “Additional Rights in Certain Events” above has occurred) and declare forfeited all restricted shares held by such person as to which the restrictions have not yet lapsed.

Possible Anti-takeover Effect

The provisions of the 2014 Plan providing for the acceleration of the exercise date of outstanding stock options and stock appreciation rights upon the occurrence of a Section 13 Event, the extension of the period during which outstanding stock options and stock appreciation rights may be exercised upon termination of Board service following a Section 13 Event and the lapse of restrictions applicable to restricted stock awards upon the occurrence of a Section 13 Event may be considered as having an anti-takeover effect.

New Plan Benefits

The Governance Committee has determined that commencing in 2014 the annual Retainer will be paid in cash and grants of restricted shares to each independent director with a value of $100,000 will be made.

Federal Income Tax Consequences

The rules governing the federal tax treatment of an award are very technical.  Consequently, the following discussion of federal income tax consequences is necessarily general in nature and does not purport to be exhaustive or complete, and among other things, does not describe state, local or foreign tax consequences.  Moreover, statutory provisions are subject to change, as are their interpretations, and their applications may vary in individual circumstances.

Although the Company may endeavor to (i) qualify the payment of fees or a grant or award for favorable United States tax treatment or avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company has made no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment.  Section 409A is a provision of the Code that imposes a number of strict and complex requirements that deferred compensation plans and arrangements must satisfy in order for participants of such compensation plans or arrangements to avoid immediate taxation, plus a 20% penalty tax, on the deferred compensation provided by such plan or arrangement.

The Retainer

Current Payment. Directors who receive current payment of the Retainer in cash or in shares of Common Stock generally recognize compensation income on the date on which they receive payment equal to the amount of cash received or the fair market value of the shares received on the payment date.

Deferred Stock Payment. Directors who properly elect to defer receipt of the Retainer in shares of Common Stock generally should recognize compensation income only on the date on which the Retainer is payable to the director from the director’s deferred stock compensation account in shares of Common Stock. In general, the compensation income to be recognized by a director upon distribution of Common Stock from a deferred stock compensation account is equal to the fair market value of the shares of Common Stock on the date on which the shares are payable to the director from such account, plus the amount of cash, if any, received in lieu of a fractional share.

Meeting Fees (Including Committee Chairperson Retainer Fees)

Current Cash Payment. Meeting fees paid in cash constitute compensation and must be recognized as compensation income by the directors for the taxable year in which they are received.

Deferred Stock Payment. Directors who properly elect to defer receipt of meeting fees otherwise payable in cash and receive a credit to a deferred stock compensation account should recognize compensation income only on the date on which meeting fees are payable to the director from the director’s deferred stock compensation account in shares of Common Stock. In general, the compensation income to be recognized by a director upon distribution of Common Stock from a deferred stock compensation account is equal to the fair market value of the shares of Common Stock on the date on which the shares are payable to the director from such account, plus the amount of cash, if any, received in lieu of a fractional share.

Nonstatutory Stock Options

A director does not recognize any taxable income for Federal income tax purposes upon receipt of a nonstatutory stock option. Upon the exercise of a nonstatutory stock option with cash, the amount by which the fair market value of the shares received, determined as of the date of exercise, exceeds the option price is generally treated as compensation income received in the year of exercise. If the option price of a nonstatutory stock option is paid in whole or in part in shares of Common Stock, no income, gain or loss is recognized on the receipt of shares equal in value on the date of exercise to the shares delivered in payment of the option price. The fair market value of the remainder of the shares received upon exercise of the nonstatutory stock option, determined as of the day of exercise, less the amount of cash, if any, paid upon exercise is generally treated as compensation income received on the date of exercise.

Stock Appreciation Rights

Generally a director would not recognize any taxable income upon receipt of a stock appreciation right. If the stock appreciation right is payable in shares of the Common Stock, the director would recognize compensation income in the year in which the stock appreciation right is exercised, in an amount equal to the fair market value of the Common Stock paid to the director at the time of exercise. If the Company pays cash to a director upon the exercise of a stock appreciation right, the director likely would recognize compensation income in the year in which the stock appreciation right is exercised in an amount equal to the cash paid to the director at the time of exercise.

Restricted Stock

A director would not recognize any taxable income for Federal income tax purposes in the year of the award, provided the shares were nontransferable and subject to a substantial risk of forfeiture. However, the director could elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award, determined without regard to these restrictions. If this 83(b) election is made, the director will recognize compensation income at the time of the award of the restricted stock even though such shares may remain subject to restrictions on transfer and risks of forfeiture.  When the vesting and forfeiture restrictions lapse, no compensation will be includable in gross income.  Rather, subsequent appreciation in the value of the stock will be taxed as capital gain or loss upon the sale of such stock.  If, however, the stock is forfeited prior to becoming vested, the tax paid in connection with making an 83(b) election is not directly recoverable.

If the director does not make a Section 83(b) election, the fair market value of the shares on the date these restrictions lapse generally is treated as compensation income to the director and is taxable in the year the restrictions lapse.

Disposition of Shares Received

If a director sells shares of Common Stock acquired under the 2014 Plan, the difference between the amount realized on the sale and the director’s tax basis in the shares sold generally is taxed as a capital gain or a capital loss, which is long-term or short-term depending on whether the more-than one-year holding period has been satisfied with respect to the shares sold.

The Company

In each instance that an amount is treated as compensation received by a director, the Company generally is entitled to a corresponding deduction in the same amount for compensation paid.

Other Considerations Related to the 2014 Plan

By adopting the 2014 Plan, the Company is increasing the number of shares available for equity incentives under all of the Company’s equity incentive plans by one hundred fifty thousand (150,000) shares, which comprises only 0.55% of the Company’s outstanding Common Stock as of December 31, 2013.  In order to determine the number of shares of Common Stock to be authorized under the 2014 Plan, Nominating and Corporate Governance Committee and the Board considered the needs by the Company for the shares and the potential dilution that awarding the requested shares may have on the existing shareholders.  As set forth above in this proxy statement, the Nominating and Corporate Governance Committee consulted Pay Governance LLC as an independent compensation advisor to assist in this regard.  The compensation advisor examined a number of factors, including the Company’s burn rate and an overhang analysis, which the Nominating and Corporate Governance Committee considered.

As of December 31, 2013, approximately 77,913 shares of Common Stock remained available for future grant under the current 1994 Director Fee Plan (the “1994 Plan”).  The Nominating and Corporate Governance Committee recommended to the Board that 150,000 shares be authorized under the 2014 Plan.

If the Plan is approved, no further grants will be made under the 1994 Plan, so the 77,913 shares referred to above would no longer be available for future awards.  The Board is seeking shareholder approval for the 2014 Plan and the pool of shares available under the 2014 Plan, which it expects is sufficient for up to approximately five years of awards based upon the historic rates of awards by the Compensation Committee under the predecessor plans, and if directors choose to defer cash fees into Company stock.

The Compensation Committee and the Board also considered the burn rate with respect to Company equity awards.  The burn rate is the total equity awards granted by the Company in a fiscal year divided by the total Common Stock outstanding at the beginning of the year.  In fiscal 2011, 2012 and 2013, the Company made equity awards representing a total of 217,245 shares, 182,210 shares, and 258,542 shares, respectively.  Using the ISS Proxy Advisory Services methodology for calculating burn rate as applied to our 2012 Omnibus Stock Plan, ISS applied a multiplier of 2.5 to any full value awards (like the restricted shares and performance restricted shares for which the participant does not pay for the shares) awarded by the Company.  Under this methodology, the Company’s three-year average (ISS adjusted) burn rate for equity grants made in fiscal 2011, 2012, and 2013 was 1.97%, which was less than half of the allowable burn rate of 4.16% under ISS policy, based on the Company’s industry group and volatility.  If the burn rate was not adjusted in accordance with ISS policy, the burn rate would decrease to 0.79%, which is below the median of 1.72% at S&P 1500 companies.  The Compensation Committee and the Board were satisfied that the Company’s burn rate over the past three years was an acceptable level and well below limits established by ISS and the median of S&P 1500 companies.

An additional metric that the Nominating and Corporate Governance Committee and the Board used to measure the cumulative dilutive impact of the 2014 Plan is overhang.  Overhang is defined as:
•	outstanding stock options, plus
•	outstanding full value awards, plus
•
the number of shares available for future grant under the Company’s 2012 Equity Incentive Plan and the proposed 2014 Plan (disregarding the remaining 1994 Plan shares because no future grants would be made if the 2014 Plan is approved),

•	collectively divided by the total outstanding shares of Common Stock as of the record date.

As of September 30, 2013, the Company had 773,087 outstanding stock options, 679,626 outstanding full value restricted and performance restricted shares, and 2,500,000 shares available for future grant under the 2012 Equity Incentive Plan, plus 150,000 shares available for future grant under the proposed Plan.  As of that date, the Company had 27,249,902 outstanding shares of Common Stock.  This results in an overhang of 13.07%, which is below our overhang of 14.88% at this time last year.

Because the Committee or the Board has discretion in granting awards under the 2014 Plan, and the number of shares to be awarded will vary with the stock price, Proposal 2 does not contemplate the amount or timing of specific equity awards in the future as it is not possible to calculate with certainty the number of years of awards that will be available and the amount of subsequent dilution that may ultimately result from such awards.  However, because the number of shares reserved under the 2014 Plan is relatively small in relation to the total of number of shares outstanding it does not change the overhang or in the Nominating and Corporate Governance Committee view cause dilution in any material way.

In adopting the 2014 Plan, the Board also considered the compensation of non-employee directors of the Company’s peer group, the Company’s proxy advisor’s recommendation, the total shareholder return, the fair value transfer and shareholder value transfer, and the burn rate that would result from the 2014 Plan.  The Board discussed these additional concepts with its independent compensation consultant prior to approving the 2014 Plan.

The inclusion of this information in this Proxy Statement should not be regarded as an indication that the assumptions used to determine the number of additional shares will be predictive of actual future equity grants.  These assumptions are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements involve risks and uncertainties that could cause actual outcomes to differ materially from those in the forward-looking statements, including the Company’s ability to attract and retain talent, achievement of performance metrics with respective to certain equity-based awards, the extent of option exercise activity, and others described in the Company’s Form 10-K for the year ended September 30, 2013.

Equity Plan Information

The following table provides information about grants under the Company’s equity compensation plans as of September 30, 2013:

Equity Compensation Plan Information

Number of securities
remaining available

	Number of securities	Weighted-average	for future issuance under equity
	to be issued upon	exercise price	compensation plans
	exercise of	of outstanding	(excluding
	outstanding options,	options, warrants	securities reflected
Plan category	warrants and rights	and rights	in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders
1992 Stock Incentive Plan	744,824	$ 37.76	- (1)
2007 Equity Incentive Plan	-	$ -	- (2)
2012 Equity Incentive Plan	-	$ -	2,500,000 (3)
Employee Stock Purchase Plan	-	$ -	1,609,270 (4)
1994 Director Fee Plan	28,805	$35.39	77,913 (5)

Equity compensation plans not approved by security holders(6)	None	None	None
Total	773,629	$ 37.72	4,187,183

(1)	As a result of the approval of the 2007 Equity Incentive Plan, no further grants or awards will be made under the 1992 Incentive Stock Plan.

(2)	As a result of the approval of the 2012 Equity Incentive Plan, no further grants or awards will be made under the 2007 Incentive Stock Plan.

(3)
The 2012 Equity Incentive Plan was approved in February 2013.  The Plan provides for the grant or award of stock options, restricted shares, stock-based performance units and certain other types of stock based awards, with a maximum of 2,500,000 shares available for grants or awards.

(4)
Shares under the Employee Stock Purchase Plan (the “Plan”) are purchased in the open market by employees at the fair market value of the Company’s stock.  The Company provides a matching contribution of 10% of such purchases subject to certain limitations under the Plan.  As the Plan is an open market purchase plan, it does not have a dilutive effect.

(5)	Shares of restricted stock may be issued under the Director Fee Plan. The maximum number of shares authorized to be issued under the Director Fee Plan is 300,000 shares.
(6)	The 2014 Director Fee Plan is subject to a shareholder vote in Proposal 2 herein and the key provisions of the 2014 Director Fee Plan are outlined in the proposal.

Vote Required

The 2014 Plan becomes effective as of November 14, 2013, provided that the shareholders of the Common Stock of the Company, by affirmative vote of a majority of the shares represented at the meeting and entitled to vote, a quorum being present, approve the Plan. Broker non-votes are not votes cast “for” or “against” the 2014 Plan and are therefore not counted in determining whether the required vote has been obtained.  Abstentions will have the effect of a vote “against” the 2014 Plan.

The Board of Directors recommends a vote FOR approval of the 2014 Plan, and unless otherwise directed therein, the proxies solicited by the Board of Directors will be voted FOR approval of the 2014 Plan.

PROPOSAL 3

SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Company's Board of Directors has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the records of the Company for the year ending September 30, 2014.

The Audit Committee has determined that it would be desirable to request an expression of opinion from the shareholders on the appointment.  Ratification of the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the shares represented at the meeting and entitled to vote, a quorum being present.  If the shareholders do not ratify the selection of PricewaterhouseCoopers LLP, the selection of an alternative independent registered public accounting firm will be considered by the Audit Committee.

It is not expected that any representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting of Shareholders.

The Board of Directors recommends that you vote FOR Proposal 3.

PROPOSAL 4

ADVISORY (NON-BINDING) VOTE ON THE EXECUTIVE COMPENSATION
 OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

As described in the Compensation Discussion and Analysis in this Proxy Statement, and summarized in the “Executive Summary” thereto, the Compensation Committee of the Board has developed an executive compensation program designed to pay for performance and to align the long-term interests of our named executive officers with the long-term interests of our shareholders.  The Company presents a proposal for an advisory (non-binding) vote on the executive compensation of the Company’s named executive officers on an annual basis.  Accordingly, the Company is presenting the following proposal, which gives you as a shareholder the opportunity to endorse or not endorse our pay program for named executive officers by voting for or against the following resolution.  This resolution is required pursuant to Section 14A of the Securities Exchange Act.  Approval of the compensation paid to our named executive officers, as disclosed in this Proxy Statement, will be approved (on a non-binding basis) if the proposal receives the affirmative vote of at least a majority of the shares represented, in person or by proxy, at the meeting and entitled to vote, a quorum being present.  Abstentions will have the effect of a vote cast “against” the proposal.  Broker no-votes will not be counted as votes cast either “for” or “against” the proposal.  Because the vote is advisory, it will not be binding on the Board.  However, the Board and the Compensation Committee will review the voting results and take into account the outcome when considering future executive compensation arrangements.  The Board and management are committed to our shareholders and understand that it is useful and appropriate to obtain the views of our shareholders when considering the design and initiation of executive compensation programs.

RESOLVED, that the shareholders approve the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in the proxy statement set forth under the caption “Executive Compensation and Retirement Benefits.”

The Board of Directors recommends that you vote FOR approval of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in the proxy statement set forth under the caption “Executive Compensation and Retirement Benefits” of this Proxy Statement.  Proxies will be voted FOR approval of the proposal unless otherwise specified.

The Board of Directors recommends that you vote FOR Proposal 4.

STOCK OWNERSHIP

The Company's Articles of Incorporation divide its voting stock into three classes:  Preferred Stock, and Class A and Class B Common Stock.  At the present time, none of the Preferred Stock or Class B Common Stock is issued or outstanding.  The following information is furnished with respect to persons who the Company believes, based on its records, beneficially own more than five percent of the outstanding shares of Common Stock of the Company, and with respect to directors, officers and executive management.  Those individuals with more than five percent of such shares could be deemed to be "control persons" of the Company.

This information presented is as of November 30, 2013, except as otherwise noted.
Name of Beneficial Owner (1)	Number of Class A Shares Beneficially Owned (2)			Percent of Class	Deferred Stock Compen-sation Shares (7)
Directors, Officers and Executive Management:

J.C. Bartolacci	402,785	(3	) (4)	1.5	-
G.S. Babe	7,694	(5)		*	5,798
K.E. Dietze	13,269	(5)		*	-
B.J. Dunn	98,398	(3	) (4)	0.4	-
S.D. Gackenbach	32,811	(4)		0.1	-
A. Garcia-Tunon	12,239	(5)		*	-
S.F. Nicola	207,264	(3	) (4)	0.8	-
M.K. O’Brien	5,461	(5)		*	-
J.P. O’Leary, Jr.	34,583	(3	) (5)	0.1	6,900
J.D. Turner	23,269	(3	) (5)	0.1	4,307
B.D. Walters	43,466	(3	) (4)	0.2	-
J.R. Whitaker	6,311	(5)		*	-
All directors, officers and executive management as a group (17 persons)	1,080,427	(3	) (6)	3.9	17,005

Others:
BlackRock Fund Advisors 525 Washington Boulevard Suite 1405 Jersey, NJ 07310	2,058,514	**		7.5
Wellington Management Co. LLP 280 Congress Street, 31st Floor Boston, MA 02210	1,863,999	**		6.8
Franklin Advisory Services LLC One Parker Plaza, 9th Floor 400 Kelby Street Fort Lee, NJ 07024	1,806,279	**		6.6
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355-2331	1,624,020	**		5.9

* Less than 0.1%
** Information as of September 30, 2013

(1)	Any shares that can be obtained within 60 days are included in beneficial ownership. Unless otherwise noted, the mailing address of each beneficial owner is the same as that of the Registrant.
(2) To the best of the Company’s knowledge, the nature of the beneficial ownership for all shares is sole voting and investment power, except as follows:
•	The Vanguard Group, Inc. reported that it does not have sole voting power or sole investing power with respect to all of the shares set forth above.
(3)
Includes options exercisable within 60 days of November 30, 2013 as follows:  Mr. Bartolacci, 104,168 shares; Mr. Dunn, 24,001 shares; Mr. Nicola, 79,334 shares; Mr. O’Leary, 8,300 shares; Mr. Turner, 3,500 shares; Mr. Walters, 11,000 shares and all directors, officers and executive management as a group, 263,969 shares.

(4)
Includes restricted shares with performance and time vesting provisions as follows: Mr. Bartolacci, 175,917 shares; Mr. Dunn, 34,150 shares; Mr. Gackenbach, 28,383 shares; Mr. Nicola, 57,730 shares; and Mr. Walters, 21,650 shares.

(5)	Includes 5,461 restricted shares with time vesting provisions.
(6)	Includes 38,227 restricted shares with time vesting provisions and 384,446 restricted shares with performance and time vesting provisions.

(7)  Represents shares of Class A Common Stock held in a deferred stock compensation account for the benefit of the director under the Company’s Director Fee Plan.  See “General Information Regarding Corporate Governance--Compensation of Directors” of this Proxy Statement.

Stock Ownership Guidelines

The Company has established guidelines for stock ownership by management.  These guidelines are intended to promote the alignment of the interests of management with the Company’s shareholders.  As more fully described under “Compensation Discussion and Analysis” of this Proxy Statement, the guidelines provide for ownership by management of shares of the Company’s Common Stock with a minimum market value ranging up to five times base salary depending upon position with the Company.  Individuals are expected to achieve compliance with these guidelines within a reasonable period of time after appointment to their respective positions.

For purposes of these guidelines, stock ownership includes all shares directly owned (including shares held under the Employee Stock Purchase Plan and time-vesting restricted shares), but does not include outstanding stock options or unvested performance-based restricted shares.  Immediate compliance with these guidelines is not mandatory; however, individuals are expected to undertake a program to achieve compliance within five years of their hire date or promotion to their respective position.  The ownership policy mandates that at least 50% of the after-tax shares realized upon an option exercise or vesting of restricted stock must be retained until the ownership guideline is met.  Compliance with these ownership guidelines is one of the factors considered by the Compensation Committee in determining eligibility for participation in the Company’s equity compensation programs.  As of November 30, 2013, Mr. Bartolacci, Mr. Nicola, Mr. Dunn and Mr. Walters exceeded the Company’s stock ownership guidelines.  Mr. Gackenbach was at 67% of the ownership guidelines; however, he is still within five years of promotion to his current position (October 2011).

The Company has also adopted guidelines for stock ownership by non-employee directors.  The guidelines provide that each director maintain ownership of shares of the Company’s Common Stock (either directly, through restricted shares issued under the Company’s Director Fee Plan or through shares held in a deferred stock compensation account for the benefit of the director under the Company’s Director Fee Plan) with a market value approximating five times the annual retainer (the annual retainer is $60,000).  Directors are expected to achieve compliance with these guidelines within a reasonable period of time after becoming a director.  As of November 30, 2013, Ms. Dietze, Mr. Babe, Mr. Garcia-Tunon, Mr. O’Leary and Mr. Turner had met or exceeded the Company’s stock ownership guidelines.  The remaining directors are considered to be on track to meet the stock ownership guidelines within a reasonable period of time after becoming a director, as follows:  Mr. O’Brien (elected July 2011), 77%; and Mr. Whitaker (elected July 2011), 89%.

EXECUTIVE COMPENSATION AND RETIREMENT BENEFITS

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with the Company’s management.  Based upon such review and discussion, the Compensation Committee recommends to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2014 Proxy Statement, and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended September 30, 2013.

Submitted by:

The Compensation Committee of the Board ofDirectors of Matthews International Corporation

G.S. Babe, Chairperson
A. Garcia-Tunon
M.K. O’Brien

Compensation Discussion and Analysis

Executive Summary

Continuous improvement in operating results and the creation of shareholder value are key elements of the compensation philosophy of Matthews International Corporation.  This philosophy serves as the framework for the Company’s executive compensation program.  Our program is designed to provide incentive arrangements that reward executives for improvement in the Company’s operating results and appreciation in our stock value.

To underscore the importance of “pay-for-performance” in our compensation philosophy and our Company’s culture, the Committee has developed incentive arrangements based on rigorous performance standards.  The incentive compensation plan component of compensation rewards executives for improvements in operating profit and economic value added which are generally greater than the respective targets set by the Committee at the beginning of the fiscal year.  These targets are based upon the Company’s business plan.  Accordingly, the incentive compensation plan is designed to motivate management to maintain and, more importantly, achieve higher levels of profits and economic value added for the Company.  “Economic value added” is the measure of operating profit compared to the cost of the capital utilized to generate this profit.

Our long-term incentive program provides for grants of shares of restricted stock, with one-half of the shares vesting based on the achievement of performance targets and the remaining half of the shares being based on the continued employment of an NEO over a three-year period.  For the fiscal 2013 grant, the Company established two criteria for the performance-vesting shares:  one-half of the performance-vesting shares vest upon the attainment of non-GAAP annual earnings per share of $2.57, $2.83 and $3.12, with the remaining half of the performance-vesting shares to vest upon the attainment of 5%, 15% and 25% appreciation in the Company’s stock price.  Failure to achieve the earnings per share targets within three years of the date of grant or the stock price hurdles within five years of the date of grant will result in forfeiture of the respective awards.  Vested shares are subject to the Company’s stock ownership guidelines which require each executive to own shares the value of which equals a multiple of the executive’s base salary.

Other notable highlights of our executive compensation program include:
•
Both the incentive compensation plan and long-term incentive program provide the Committee with discretion to adjust for the recovery of previously paid awards if financial results are restated or adjusted, or to cancel, suspend, or require repayment to the Company of outstanding awards for violation of non-compete, non-solicitation or disparagement provisions.

•
The Company offers no employment, severance or change in control agreement to any executive, except as customary in certain foreign countries and in certain cases in connection with acquired companies.

•	The Company de-emphasizes the use of perquisites but does provide certain market competitive perquisites to executives.
•
Both the incentive compensation plan and long-term incentive programs are designed and administered to attempt to preserve the deductibility of NEO compensation under IRC Section 162(m) and have been approved by the Company’s shareholders.

At the annual shareholders’ meeting in February 2013, the fiscal 2012 executive compensation of the Company’s NEO’s was approved by our shareholders, with approximately 89% of the votes cast voting in favor of the proposal.

In addition, during calendar 2013, the Company directly solicited feedback regarding its current executive compensation amounts, philosophy and program design from shareholders representing approximately 55% of the outstanding shares.  In their feedback, shareholders expressed a favorable view and/or general satisfaction with the Company’s executive compensation amounts, philosophy and programs.  There were no issues or concerns identified.  Several shareholders specifically expressed a favorable view on the performance elements of the Company’s annual and long-term incentive programs.

The Committee considered the favorable shareholder vote in February 2013 and the results of the direct shareholder feedback in connection with its determination of compensation policies and decisions and concluded that the Company would maintain its existing compensation philosophy in determining current year compensation.

CEO Compensation Determination

In its determination of the specific elements of fiscal 2013 executive compensation for the Company’s CEO, the Committee considered the following:

Base Salary – CEO base salary for 2013 was established at the Committee’s meeting in November 2012.  Based on the competitive market assessment prepared by our independent executive compensation consultant, the Company’s CEO base salary was determined to be approximately 92% of the market median.  As Mr. Bartolacci has held the CEO position since 2006 and his individual performance has been rated Commendable (above average), the Committee agreed that his annual base salary adjustments over the next several years should be determined with a goal of attaining market median, provided his individual performance remains at or above the current level.  As a result, the base salary for Mr. Bartolacci was increased 4.0% for 2013.  After this adjustment, Mr. Bartolacci’s base salary remained below the “mid-point” for his position at approximately 95% of market median.

Incentive Compensation – Mr. Bartolacci’s incentive compensation target as a percent of base pay for fiscal 2013 was determined based on the competitive market assessment prepared by our independent consultant.  Actual CEO incentive compensation for fiscal 2013 was determined based on the operating results and economic value added performance of the Company in comparison to targets established by the Committee.  The Company’s consolidated operating results and economic value added performance were within the specified ranges for fiscal 2013.  As a result, Mr. Bartolacci received incentive compensation equivalent to 78% of target as described later in this report.

Stock Awards – CEO equity compensation awards for fiscal 2013 were granted in November 2012.  In determining equity compensation grants, the Committee considers total shareholder return (“TSR”) as an important factor in the alignment of CEO performance-based compensation with the interests of the Company’s shareholders.  Despite a significant decline in the casketed burial rate (a key demographic affecting sales volume for the Memorialization group), the Company’s stock price remained relatively stable during fiscal 2012 as the Company launched several significant strategic initiatives designed to improve the performance of the Company.  In fiscal 2013, the Company’s earnings (excluding unusual costs primarily related to these initiatives) increased over fiscal 2012 and the Company’s stock price appreciated 28% from September 30, 2012 to September 30, 2013.

The Committee also considers the individual performance evaluation of Mr. Bartolacci, which was rated as Commendable for fiscal 2012.  As a result, the Committee determined an equity compensation award of 75,000 shares to Mr. Bartolacci for fiscal 2013.

In its evaluation of executive compensation, the Committee considers TSR a significant factor in determining the total compensation that can be earned by the Company’s CEO.  Specifically, one of the performance elements of our equity compensation program requires the attainment of pre-defined stock appreciation thresholds to achieve vesting.  Failure to achieve the stock price hurdles within five years of the date of grant will result in forfeiture of the shares.  The other performance element of our equity compensation program requires the attainment of pre-defined earnings per share growth thresholds to achieve vesting.  Failure to achieve these thresholds within three years of the date of grant will also result in forfeiture of the shares.

For awards granted during the past six fiscal years, an average of only 32.4% of the performance-based stock awards as included in the Summary Compensation Table have actually been earned by our CEO (see table under “Pay-For-Performance Alignment”).

Retirement Benefits – There were no changes in the Company’s executive retirement benefit formulas and, as such, Mr. Bartolacci did not have a significant change in his defined benefits under the plans.

Compensation Committee Administration

The Company's executive compensation policies are administered by the Compensation Committee of the Board of Directors. The Committee consists of three independent directors:  Mr. Babe (Chairperson), Mr. Garcia-Tunon and Mr. O’Brien.  Compensation for the Company's Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executives is presented in the Summary Compensation Table.

The principal function of the Compensation Committee is to review the Company’s compensation and benefit programs, including executive compensation and benefits, to ensure that total compensation is appropriate, competitive and consistent with the Company’s compensation philosophy.  In performing its duties, the Committee consults with the Company’s Chief Executive Officer, the Company’s Vice President, Human Resources and various independent external advisors.  In fiscal 2013, the Committee consulted principally with Pay Governance, an independent executive compensation consulting firm.  Pay Governance does no other work for the Company and reports directly to the Compensation Committee. The Committee has full authority to retain external advisors, consultants and agents, as necessary, in the fulfillment of its responsibilities.  The Committee reviews the performance and the fees of the independent consultant each year and determines whether to retain such consultant for the upcoming year.

Among its other duties, the Committee has responsibility for setting executive base salary levels and administering the terms and policies of the following key executive benefit plans:
•	2010 Incentive Compensation Plan
•	2007 Equity Incentive Plan (replaced by the 2012 Equity Incentive Plan)
•	2012 Equity Incentive Plan
•	Supplemental Retirement Plan

Compensation Philosophy

The principal objectives of the Company’s executive compensation program, including compensation provided to the NEOs, are to:
•	Attract, retain and motivate highly-qualified executives
•	Reward continuous improvement in operating results and the creation of shareholder value
•	Align the interests of Company executives with shareholders

The Company seeks to accomplish these objectives by maintaining a compensation philosophy that emphasizes rigorous performance-based programs.  The foundation of its philosophy is to:
•	Emphasize performance-based compensation elements while providing fixed compensation (base salary) commensurate with the market
•	Provide retirement and other benefits that are competitive with the market
•	Provide no employment contracts or other guarantees of employment except as customary in certain foreign countries or in connection with the negotiation of acquisitions
•	De-emphasize the use of perquisites except for business purposes

The Company believes that executive compensation should be designed to provide management with incentives for the achievement of annual and long-term strategic objectives, with the ultimate objective of delivering improvement in shareholder value.  The Committee believes that an effective compensation structure should focus executives on the achievement of the Company’s business objectives and reward executives for achieving those objectives.  As such, the Committee’s philosophy is to provide performance-based compensation that targets levels modestly above the market median while targeting fixed base salaries at the median of the market.  The Committee has designed this approach in light of the rigorous performance standards of the Company’s incentive plans and because the Company does not in general provide any type of employment contracts or severance programs to executives.  The Committee believes it has structured its annual and long-term performance-based compensation to encourage and reward high performance and achievement of Company objectives.

In pursuit of this philosophy, the Company’s executive compensation program includes the following key components:
•	Base salaries
•	Annual cash incentive payments under the Company’s 2010 Incentive Compensation Plan
•	Long-term incentive compensation under the Company’s 2012 Equity Incentive Plan
•	Retirement benefits
•	Other benefits (i.e., health & welfare benefits, insurance, certain perquisites)

In general, the Committee’s desire to align the executive compensation program with the market drives the allocation between short-term and long-term compensation as well as cash and equity components.  The Committee believes that the level of compensation provided to an executive should be based on success against performance goals that indicate the creation of shareholder value.  To achieve this objective, the Company has built its current short-term cash incentive plan based on growth in operating profit and economic value added.  Over the long-term, the Committee believes that stock price growth is one of the best indicators of the creation of shareholder value.  Therefore, the Committee provides equity awards with a level of value and rate of vesting that are dependent on time and the achievement of earnings per share and stock price hurdles.  The Company has no formal policy regarding the allocation of variable and fixed compensation for its NEOs.

The Committee has considered whether the executive compensation program promotes risk taking at levels that are unacceptable to the Company.  The Committee considered the following factors related to risk:
•	Compensation philosophy that targets salaries at the market median and incentives modestly above median
•	Short-term incentive design that caps maximum awards for the achievement of operating profit and economic value added targets reflective of the Company’s business plan
•	Long-term incentives allocated to two separate vehicles
•	Stock ownership guidelines
•	Incentive compensation recoupment policy

The Committee believes that the above factors as well as the overall executive compensation design, policies and mix of compensation serve to manage risk in a manner that is acceptable to the Company and its shareholders.

The Committee makes decisions regarding executive compensation with input from its independent consultant.  When making decisions regarding compensation for the Chief Executive Officer (“CEO”), the Committee has a process in which it considers comparative market data provided by its independent consultant and the CEO’s performance assessment prepared by the Company’s Board of Directors.  When making decisions regarding compensation for executives other than the CEO, the Committee considers comparative market data and seeks input and evaluates recommendations from the CEO.  In order to obtain comparative market data for evaluating executive compensation, the Company, through its independent consultant, utilizes compensation data published by Towers Watson.  This survey contains hundreds of company participants, although the number of participants and the names of the companies that provided data for each position varies by position and is not provided by the survey publisher. The Company targets industrial / manufacturing companies of similar size, complexity, employment region and performance in developing this data.  Because data sample sizes for these types of companies may not be sufficient, the Company supplements such data with broader and more general industry data to develop its market data.

In evaluating compensation for calendar 2013, the Committee’s independent consultant developed a group of peer companies to make assessments of market compensation and to determine the alignment of compensation earned relative to company and peer performance.  The peer group targeted industrial/manufacturing companies of similar size, complexity, employment region and performance.  The peer group of companies used in evaluating compensation for calendar 2013 were:

CLARCOR Inc.	Consolidated Graphics, Inc.	ESCO Technologies Inc.
Graco Inc.	Hillenbrand, Inc.	John Wiley & Sons, Inc.
Kaman Corporation	Middleby Corp.	Minerals Technologies Inc.
Mine Safety Appliances Co.	RTI International Metals, Inc.	Schweitzer-Mauduit International Inc.
Service Corp. International	Standex International Corp.	Stewart Enterprises Inc.
Westinghouse Air Brake Technologies Corporation

The Committee does not consider amounts from prior performance-based compensation, such as prior bonus awards or realized or unrealized equity compensation gains, in its decisions to increase or decrease compensation in the current year.  The Committee believes that this would not be in the best interest of retaining and motivating the executive.

Pay-for-Performance Alignment

The Committee believes there are different ways of assessing whether compensation paid to executives aligns with the performance of the Company.  For the Committee’s consideration in understanding the Company’s pay-for-performance alignment, the Committee’s compensation consultant examined the relationship of our CEO’s realizable compensation and the Company’s performance relative to the CEO compensation and performance of our peer group of 16 peer companies.  Performance was defined as the relative ranking of the following four performance metrics:
•	Net sales growth
•	Return on invested capital
•	Growth in earnings before interest and taxes
•	Total shareholder return (stock price appreciation plus dividends)

The consultant evaluated each performance metric independently relative to the peer companies for the year 2012, the three-year period 2010 through 2012, and the five-year period 2008 through 2012.  The relative ranking of each performance metric was averaged to form a composite ranking.  The Company’s relative composite performance ranking was aligned with the peer companies as follows:
•	2012: 18th percentile
•	2010 through 2012: 21st percentile
•	2008 through 2012: 30th percentile

The consultant compared the performance for 2012 to the CEO’s bonus for fiscal year 2012.  For this time frame, the CEO did not receive a bonus payment under our incentive compensation plan.  This ranked as the lowest (first quartile) of the peer group CEO’s, while the Company’s relative performance composite ranked at the 18th percentile (first quartile) of the peers. The Committee is satisfied with the alignment of the relative ranking of the CEO’s bonus with the relative ranking of Company performance.

For the three-year period 2010 through 2012, the CEO’s three-year realizable compensation relative to peers ranked at the 15th percentile (first quartile) while the Company’s performance composite ranked at the 21st percentile (first quartile) of the peers.  Realizable compensation includes base salary, actual bonuses paid, the intrinsic value of stock options and stock awards at the year-end 2012 stock price and performance shares earned or expected to be earned.

For the five-year period 2008 through 2012, the CEO’s five-year realizable compensation relative to peers ranked at the 15th percentile (first quartile) while the Company’s performance composite ranked at the 30th percentile (second quartile) of the peers.

The Committee evaluated this information and concluded that the Company’s relative performance was higher than the relative realizable value of compensation paid to the CEO on both a three-year and five-year basis.

As further emphasis on the Committee’s philosophy to align long-term incentive compensation with the Company’s performance, below is a table which reflects the actual realized portion of long-term incentive compensation awards over the past six years for our CEO:

Grant	Performance Measure	Grant Value	Grant Date Stock Price	Vesting Thresholds			Percent of Shares Earned	Forfeiture Date
2008	Stock Price	$575,244	$43.94	$48.34	$54.93	$61.52	33.3%	2013
2009	Stock Price	$811,710	$41.24	$45.37	$51.55	$57.74	0.0%	2014
2010	Stock Price	$829,635	$37.31	$41.05	$46.64	$52.24	0.0%	2015
2011	Stock Price	$985,250	$33.39	$35.06	$38.40	$41.74	66.7%	2016
2012	Stock Price	$570,700	$34.89	$36.63	$40.12	$43.61	33.3%	2017
2013	Non-GAAP EPS	$354,875	$28.39	$2.57	$2.83	$3.11	0.0%	2016
2013	Stock Price	$439,875	$28.39	$29.81	$32.65	$35.49	100.0%	2018
Totals		4,567,289					32.4%

The unvested portion (66.7%) of the fiscal 2008 stock award was forfeited upon expiration in November 2013.

Base Salaries

The Committee determines and approves the base salaries of the Company’s executives, including the CEO, and considers recommendations from the CEO with respect to the other executives.  The Committee employs the same principles that are applied in developing the base salaries of all employees.  Base salary ranges are determined for each executive position based on their level, responsibilities and complexity using the 50th percentile survey data for similar positions at comparable companies.  A base salary “mid-point” is determined for each position based on this competitive market median data and ranges are established to provide that the Company’s salary levels are managed between 80% and 120% of such “mid-point.”

In determining base salary adjustments for each executive, the Committee considers the individual’s performance evaluation, the level of responsibility for the position, an individual’s current base salary in relation to “mid-point” and industry competition for executive talent.  As discussed earlier, the Committee’s philosophy is to target fixed base salaries at the median of the market.  On this basis, calendar 2013 base salaries were increased as follows:

NEO	Percent Increase
Mr. Bartolacci	4.0%
Mr. Nicola	5.0%
Mr. Gackenbach	15.0%
Mr. Dunn	10.4%
Mr. Walters	4.6%

The base salary increases for Mr. Gackenbach and Mr. Dunn were determined based on their previous salary relative to mid-point.  As a result of these adjustments, when compared to the market median base salary data developed for each position by our consultant, each named executive officer’s fiscal 2013 base salary was positioned as follows:  Mr. Bartolacci – 95%, Mr. Nicola – 101%, Mr. Gackenbach – 91%, Mr. Dunn – 92% and Mr. Walters – 93%.

The Company has a process under which executives are subject to an annual individual performance evaluation.  The evaluations are designed to rate each executive on various criteria, both objective and subjective, including the areas of leadership, technical expertise, initiative, judgment and personal development.   An overall rating is assessed to each individual from these evaluations and is an important element in determining annual adjustments to base salaries.  The rating levels include:  Distinguished (highest rating), Commendable, Competent, Adequate and Provisional (lowest rating). The Committee conducts an evaluation of the CEO’s performance and the CEO conducts an evaluation of each executive officer’s performance.  Each of the named executives, including Mr. Bartolacci, was rated at either the Commendable or Distinguished levels.

Annual Incentive Compensation

The Company’s 2010 Incentive Compensation Plan covers the annual incentive compensation to be paid to key managers of the Company, including the NEOs.  The plan provides an incentive arrangement based on the establishment and achievement of annual goals reflective of the Company’s business plan.  The objective of the program is to promote the Company’s goal of increasing shareholder value.  The Company believes that two of the key elements in the creation of shareholder value are:
•	growth in operating profit and
•	improvement in operating profit greater than the cost of the capital utilized to generate this profit.

Operating profit less the associated capital cost is referred to as “economic value added”.  Accordingly, the current incentive compensation plan is designed to motivate management to achieve levels of operating profit and economic value added reflective of the Company’s business plan.

Designated managers within each of the Company’s business segments participate in the incentive program for their respective business unit.  Incentive compensation for these participants is calculated based on the achievement of operating profit and economic value added targets established for their individual business unit.  Economic value added for business units is defined as the unit’s operating profit less its cost of capital (cost of capital is determined based on a pre-tax rate of 12% times net controllable assets, which is estimated to be the Company’s weighted average pre-tax cost of capital).

Incentive compensation for corporate executives is calculated based on the achievement of pre-established targets for net income and economic value added performance of the Company on a consolidated basis.  Corporate economic value added is defined as the Company’s net income less its after-tax cost of capital (with cost of capital based on an after-tax rate of 8%, which is estimated to be the Company’s weighted average after-tax cost of capital).

Operating profit, net income and economic value added targets are established at the beginning of the fiscal year by the Compensation Committee.  In determining these targets for fiscal 2013, the Committee considered the long-term growth objectives of the Company; fiscal 2013 operating budgets approved by the Company’s Board of Directors; and current economic, industry and competitive market conditions.  Fiscal 2013 performance targets established for the business units of the NEO’s were as follows:

Corporate (Mr. Bartolacci, Mr. Nicola and Mr. Walters)
	Net Income	Economic Value Added	Relative Incentive %
Target	$64,901	$12,150	100%
Minimum	$58,411	$9,720	50%
Maximum	$71,391	$14,580	200%

Memorialization (Mr. Gackenbach)
	Operating Profit	Economic Value Added	Relative Incentive %
Target	$71,085	$13,145	125%
Minimum	$63,977	$10,516	50%
Maximum	$78,194	$15,774	200%

Brand Solutions (Mr. Dunn)
	Operating Profit	Economic Value Added	Relative Incentive %
Target	$34,732	$(13,928)	100%
Minimum	$29,741	$(18,103)	50%
Maximum	$39,723	$(9,752)	200%

Note:  All targets exclude unusual items as approved by the Committee.

Corporate amounts are based on consolidated net income and economic value added of the Company.  Memorialization amounts include the combined results of the Cemetery Products and Funeral Home Products segments.  Brand Solutions amounts include the combined results of the Graphics Imaging, Marking and Fulfillment Systems and Merchandising Solutions segments.

The attainment of target performance levels result in an earned incentive equivalent to the participant’s target incentive amount (discussed below).  No incentive amounts are earned for operating results that do not achieve the defined minimum performance levels.  Incentive amounts cannot exceed the defined maximum percentage of the participant’s target incentive amount.  Earned incentive percentages are interpolated within the ranges.

For fiscal 2013, one-half of the participant’s incentive compensation opportunity was based on the achievement of operating profit targets (net income in the case of Corporate participants), with the remaining portion based on the achievement of economic value added targets.

The target incentive amount is expressed as a percentage of the participant’s base salary and based upon the executive’s position and the industry recommended percentage target for the position as provided to the Company by the plan’s independent consultant.  Target, minimum and maximum incentive award opportunities for the Chief Executive Officer and other named executives are included in the table below.

Named Executive Officer	Target Incentive Award as a Percent of Base Salary	Minimum Incentive Award as a Percent of Base Salary	Maximum Incentive Award as a Percent of Base Salary
J.C. Bartolacci	100%	50%	200%
S.F. Nicola	70%	35%	140%
S.D. Gackenbach	50%	25%	100%
B.J. Dunn	55%	27.5%	110%
B.D. Walters	40%	20%	80%

Actual results for fiscal 2013 compared to target levels were as follows.  Actual amounts have been adjusted to exclude unusual items as approved by the Compensation Committee.

Corporate

	Actual	Target	Relative Incentive %	Allocation	Incentive Earned
Net income	$63,270	$64,901	87%	50%	44%
Economic value added	$10,656	$12,150	69%	50%	34%
Total					78%

Memorialization

	Actual	Target	Relative Incentive %	Allocation	Incentive Earned
Operating profit	$72,709	$71,085	142%	50%	71%
Economic value added	$15,434	$13,145	190%	50%	95%
Total					166%

Brand Solutions

	Actual	Target	Relative Incentive %	Allocation	Incentive Earned
Operating profit	$29,026	$34,732	54%	50%	27%
Economic value added	$(27,012)	$(13,928)	0%	50%	0%
Total					27%

Based on actual results, the calculation of the earned incentive amounts were as follows:

Named Executive Officer	Base Salary	Target Incentive	Target Incentive Amount	Earned Incentive	Earned Incentive Amount
J.C. Bartolacci	$705,000	100%	$705,000	78%	$552,368
S.F. Nicola	$425,250	70%	$297,675	78%	$233,228
S.D. Gackenbach	$345,000	50%	$172,500	166%	$286,730
B.J. Dunn	$340,000	55%	$187,000	27%	$50,687
B.D. Walters	$294,000	40%	$117,600	78%	$92,140

Incentive amounts may be subject to reduction at the discretion of the Committee based on the performance of the NEO relative to personal goals.  Relative performance is generally determined by the executive’s achievement of quantifiable goals established at the beginning of each fiscal year.  Each incentive compensation plan participant develops personal goals, which are subject to review and approval by the Division President or Chief Executive Officer, as appropriate.  The personal goals of the Chief Executive Officer are reviewed and approved by the Committee.  The Committee may use discretion to decrease calculated awards based on the participant’s performance relative to the quantifiable individual goals, however, no adjustments were made in fiscal 2013.

Long-Term Incentive Compensation

Long-Term Incentive Compensation for fiscal 2013 was provided to key managers and executives under the Company’s 2007 Equity Incentive Plan, as amended.  Effective upon shareholder approval in February 2013, long-term incentive compensation is administered under the 2012 Equity Incentive Plan.

The equity incentive plan is an equity compensation plan designed to directly align the interests of employees with the Company’s shareholders.  The equity incentive plan is intended to encourage eligible employees to increase their efforts to make the Company more successful, to provide an additional inducement for such employees to remain with the Company, to reward such employees by providing an opportunity to acquire shares of the Company’s common stock on favorable terms and to provide a means through which the Company may attract able persons to enter the employ of the Company.  The eligible employees are those employees of the Company or any subsidiary who share responsibility for the management, growth or protection of the business of the Company.

Under the equity incentive plan, equity grants can be made in the form of:
•	Stock options,
•	Restricted share awards,
•	Restricted stock units,
•	Performance units,
•	Stock appreciation rights, and
•	Other stock-based awards.

Prior to fiscal 2008, equity grants were predominantly in the form of performance-vesting stock options.  Since fiscal 2008, the Company has issued restricted shares with time and performance-vesting provisions.

The Committee considers growth in stock price as the best means of measuring shareholder value creation over the long-term.  For this reason, the Committee believes that the use of stock-based compensation has provided a strong link to meeting this objective.  In keeping with the Committee’s philosophy of providing performance-based incentives, the restricted shares awarded in fiscal 2013 generally contained performance-vesting provisions for one-half of the shares granted.  Further, in order to enhance the Company’s retention objectives, the remaining one-half of the shares granted contain a time-vesting feature in which such shares vest three years from the grant date subject to continued employment of the executive by the Company.

For the fiscal 2013 grant, the Company established two criteria for the performance-vesting shares:  one-half of the performance-vesting shares vest upon the attainment of non-GAAP annual earnings per share of $2.57, $2.83 and $3.12, with the remaining half of the performance-vesting shares to vest upon the attainment of 5%, 15% and 25% appreciation in the Company’s stock price.  Failure to achieve the earnings per share targets within three years of the date of grant or the stock price hurdles within five years of the date of grant will result in forfeiture of the respective awards.

Every year, the Committee determines individual grant levels through consultation with the independent compensation advisor.  The Committee is provided grant guidelines, which provide recommended grant award ranges based on current market thresholds.  The recommended ranges provide a minimum, maximum and target grant award for each position / salary level. The grant ranges are developed such that the minimum of the range aligns with the market 50th percentile, the maximum of the range aligns with the market 75th percentile and the target level in the range represents the average of the market 50th and 75th percentile opportunity.  The Committee has chosen this approach since a portion of the grants contain performance-vesting criteria and to align with its philosophy of providing modestly above market variable compensation opportunities.  Actual grants within this range are determined based on the individual performance assessments of each executive during the past fiscal year.  Grants made to the NEOs in November 2012 were within the above range.

Grant recommendations are developed using a valuation model consistent with accounting policies for stock-based compensation and is based on the fair market value of the Company’s common stock on the dates of grant.  Grants to executive officers are generally made only once a year in the Company’s first fiscal quarter (usually at the November meeting of the Committee), except for new hires and promotions.  The Company does not time the release of material non-public information around the granting of equity compensation awards.

Stock options and restricted shares may also vest under certain change in control circumstances.  Performance-based restricted shares cannot vest earlier than one year from the date of grant and expire on the earlier of three or five years (depending on the vesting criteria) from the date of grant, upon employment termination, or within specified time limits following voluntary employment termination (with consent of the Company), retirement or death.  Stock options are not exercisable within six months from the date of grant and expire on the earlier of ten years from the date of grant, upon employment termination, or within specified time limits following voluntary employment termination (with consent of the Company), retirement or death.

The minimum holding periods for vested stock options and restricted share awards are governed by the Company’s stock ownership guidelines.  The ownership policy mandates that at least 50% of the after-tax shares realized upon an option exercise or vesting of restricted stock must be retained until the ownership guideline is met.

Beginning with the November 2011 restricted share grant, dividends on unvested shares are no longer paid.  Dividends will be accrued and only payable upon the vesting of the restricted shares.  Accordingly, dividends will not be paid if the restricted shares do not become vested and are forfeited.

Adjustments or Recovery of Prior Compensation

The Sarbanes-Oxley Act of 2002 requires the Chief Executive Officer and Chief Financial Officer to reimburse the Company for any awards received following the release of financial results that subsequently require an accounting restatement due to noncompliance with a material financial reporting requirement as a result of misconduct.  Additionally, our incentive compensation plan has a recoupment provision under which the Committee has the discretion to adjust for the recovery of previously paid awards from any participant, where appropriate, if financial results are restated or adjusted in future periods.  No such adjustments have been necessary under these provisions.

The incentive compensation plan and the equity incentive plan provide the Committee the discretion over the three-year period following the grant of awards to cancel, suspend or require repayment to the Company of outstanding awards if the participant (i) competes with the Company or its subsidiaries, (ii) violates solicitation provisions with customers or employees, (iii) defames or disparages the Company, its subsidiaries or certain related persons.

Stock Ownership Guidelines

The Company has established stock ownership guidelines for executive officers and business unit management in order to support a culture of ownership among the management team.  The Committee believes significant ownership levels will provide additional motivation to executives to perform in accordance with the interests of the Company’s shareholders. The ownership guidelines are expressed as a multiple of base salary and are as follows:

Position	Minimum Equivalent Stock Value
Chief Executive Officer	5 times base salary
Chief Financial Officer; Group Presidents	4 times base salary
Division Presidents; Vice President, Human Resources; Vice President and General Counsel; Vice President and Controller	3 times base salary
Managers directly reporting to Division Presidents	2 times base salary
Other managers eligible for equity compensation and other incentive compensation plan participants	1 time base salary

For purposes of these guidelines, stock ownership includes all shares directly owned (including shares held under the Employee Stock Purchase Plan and time-vesting restricted shares), but does not include outstanding stock options or unvested performance-based restricted shares.  Immediate compliance with these guidelines is not mandatory; however, individuals are expected to undertake a program to achieve compliance within five years of their hire date or promotion to their respective position.  The ownership policy mandates that at least 50% of the after-tax shares realized upon an option exercise or vesting of restricted stock must be retained until the ownership guideline is met.  Compliance with these ownership guidelines is one of the factors considered by the Compensation Committee in determining eligibility for participation in the Company’s equity compensation programs.

As of November 30, 2013, Mr. Bartolacci, Mr. Nicola, Mr. Dunn and Mr. Walters exceeded the Company’s stock ownership guidelines.  Mr. Gackenbach was at 67% of the ownership guidelines; however, he is within five years of promotion to his current position (October 2011).

Retirement Benefits

Retirement benefits are generally provided to executives under the Company’s principal retirement plan and in some cases, a supplemental retirement plan.  The purpose of both these plans is to provide post-retirement compensation and stability to executives.  The Committee’s goal is to provide a benefit that is competitive with plans which would be available to executives of similar companies. The Committee believes this philosophy will allow the Company to effectively attract and retain talented executives.

Executive officers may become eligible to participate in the Company’s supplemental retirement plan.  To be eligible for participation, the individual must be an executive officer of the Company as designated by the Board of Directors annually and meet certain length of service requirements as a designated executive officer and in total with the Company.

Of the named executives, Mr. Bartolacci, Mr. Nicola and Mr. Dunn are participants in the supplemental retirement plan.  Unlike the principal retirement plan, the supplemental plan is an unsecured obligation of the company and is not a tax-qualified plan.  Funding for the supplemental retirement plan is provided through a non-revocable trust arrangement.  The supplemental retirement plan is intended to make-up the tax-related limitation of benefits under the principal retirement plan and to provide retirement benefits at competitive market rates.  In addition, the supplemental retirement plan serves as a retention vehicle as benefits generally do not fully vest until the completion of a minimum of 15 years of service.

In 2009, the Committee modified the supplemental plan for any new executive going forward, including Mr. Gackenbach and Mr. Walters, limiting the benefit to restoring amounts lost to tax-related limitations.

Other Compensation

The Company generally provides all domestic employees with the following:
•	401(k) plan,
•	Employee stock purchase plan,
•	Health and dental coverage,
•	Company-paid term life insurance,
•	Disability insurance,
•	Educational assistance, and
•	Paid time off (vacations and holidays).

These benefits are designed to be competitive with overall market practices.  Educational assistance for dependent children is also provided to any employee of the Company whose child meets the scholastic eligibility criteria and is attending an eligible college or university.  Educational assistance is limited to $1,200 for each semester and $2,400 annually.

The Company provides executives with other benefits, reflected in the “All Other Compensation” column in the Summary Compensation Table, which the Committee considers reasonable, competitive and consistent with the Company’s compensation philosophy.  These benefits include supplemental life insurance coverage, costs associated with personal use of a vehicle and, in certain circumstances, club dues and financial counseling and tax preparation services.

Employment and Severance Agreements

None of the named executives have employment, severance or change-of-control agreements.

Tax Policy

Section 162(m) of the Internal Revenue Code of 1986, as amended, disallows federal income tax deductions for compensation paid to the Chief Executive Officer and any of the other four highest compensated executives in excess of $1 million in any taxable year, subject to certain exceptions. One exception involves compensation paid pursuant to shareholder-approved compensation plans that are performance-based.  Certain of the provisions in the 2010 Incentive Compensation Plan are intended to cause awards earned under such plan to be eligible for this exception (so that compensation related to such awards should be deductible under the Internal Revenue Code).

In addition, certain of the provisions in the 2007 Equity Incentive Plan and 2012 Equity Incentive Plan are intended to cause grants of performance-based stock compensation under such plan to be eligible for this exception (so that compensation related to the vesting or exercise of such shares should be deductible under the Internal Revenue Code).  Payments of cash compensation to executives (except annual incentive compensation awards earned under the 2010 Incentive Compensation Plan) and time-based grants of restricted shares under the 2007 Equity Incentive Plan and 2012 Equity Incentive Plan are not at present eligible for this performance-based exception.  The Committee has taken and intends to continue to take actions, as appropriate, to attempt to minimize, if not eliminate, the Company's non-deductible compensation expense within the context of maintaining the flexibility which the Committee believes to be an important element of the Company's executive compensation program.

Annual Compensation of the Named Executive Officers

The table below summarizes the compensation for fiscal 2013, 2012 and 2011 earned by the Company’s Chief Executive Officer, Chief Financial Officer, and each of the three other most highly paid executive officers who were serving as executive officers at September 30, 2013.  These individuals are sometimes referred to in this Proxy Statement as the “named executive officers”, or the “NEOs”.

Summary Compensation Table

Name and Principal Position	Year (1)	Salary	Bonus	Stock Awards (2)	Option Awards	Non-Equity Incentive Plan Compen-sation (3)	Change in Pension Value and Nonqualified Deferred Plan Compen-sation (4)	All Other Compen-sation (5)	Total
Joseph C. Bartolacci Director, President and Chief Executive Officer	2013 2012 2011	$698,769 669,231 630,769	$ - - -	$2,036,813 1,251,055 2,153,783	$ - - -	$ 552,368 - 948,800	$ - 684,505 566,212	$ 77,107 93,069 90,753	$3,365,057 2,697,860 4,390,317
Steven F. Nicola Chief Financial Officer, Secretary and Treasurer	2013 2012 2011	420,577 399,231 371,231	- - -	651,780 481,175 692,288	- - -	233,228 - 394,345	- 378,756 370,816	36,033 43,143 40,313	1,341,618 1,302,305 1,868,993
Brian J. Dunn Group President, Brand Solutions	2013 2012 2011	332,615 305,231 293,116	- - -	407,363 288,705 276,915	- - -	50,687 96,253 225,751	- 149,902 177,697	25,646 30,264 29,243	816,311 870,355 1,002,722
Steven D. Gackenbach Group President, Memorialization (6)	2013 2012 2011	334,615 293,077 202,500	- - -	439,952 192,470 39,978	- - -	286,730 - 16,281	8,319 7,629 -	22,783 53,283 183,996	1,092,399 546,459 442,755
Brian D. Walters Vice President and General Counsel	2013 2012 2011	291,000 278,462 259,616	- - -	244,418 259,835 276,915	- - -	92,140 - 140,096	- 28,752 23,425	18,158 18,113 18,233	645,716 585,162 718,285

(1)	For the fiscal years ended September 30, 2013, 2012 and 2011.
(2)
Amounts in this column reflect the grant date fair value of awards of restricted shares of the Company’s Common Stock granted during fiscal 2013, 2012 and 2011 computed in accordance with Financial Accounting Standards Board ASC Topic 718; however, the estimate of forfeiture related to service-based vesting conditions is disregarded for purposes of this valuation.  For details of individual grants of restricted shares during fiscal 2013, see the Grants of Plan-Based Awards table below.  During fiscal 2013, restricted shares were forfeited by the named executive officers, as follows:  Mr. Bartolacci, 11,600 shares; Mr. Nicola, 4,833 shares; Mr. Dunn, 1,800 shares; and Mr. Walters, 1,100 shares.  There were no forfeitures of restricted shares by any of the named executive officers during fiscal 2012 or 2011.  The assumptions on which this valuation is based are set forth in Note 9 to the audited financial statements included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on November 27, 2013.

(3)
The amounts shown in this column reflect amounts earned and paid under the 2010 Incentive Compensation Plan (“Incentive Compensation Plan”).  For a full explanation of the operation of the Incentive Compensation Plan, refer to the narrative disclosure above and the Annual Incentive Compensation section of the Compensation Discussion and Analysis beginning on page 35 of this Proxy Statement.

(4)
The amount shown in this column for each of the named executive officers is the increase, if any, in the actuarial present value of the accumulated benefits under all defined benefit plans for the years ended September 30, 2013, 2012 and 2011.  A significant portion of the amounts listed for fiscal 2012 and 2011 resulted from a reduction in the discount rate, due to the decline in market interest rates.  For additional information regarding defined benefit pension plans, see the Pension Benefits table below.

(5)
Amounts represent one or more of the following:  premiums for officer’s life insurance, incremental premiums for long-term disability insurance, club dues, dividends on unvested restricted shares, the value for personal use of Company leased vehicles, matching contributions to the Company’s 401(k) Plan, educational assistance and, for Mr. Gackenbach, relocation reimbursement of $33,064 and $127,662 in fiscal 2012 and 2011, respectively.  The fiscal 2011 amount for Mr. Gackenbach also includes an employment bonus of $42,500.  The fiscal 2013, 2012 and 2011 amounts for Mr. Bartolacci include dividends on unvested restricted shares of $41,667, $58,851 and $56,848, respectively.

(6)	Mr. Gackenbach joined the Company in January 2011.

The following table provides information on grants of plan-based awards held by the named executive officers during fiscal 2013.

Grants of Plan-Based Awards Table

Name	Grant Date (1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (4)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value ($) (5)
		Threshold ($)	Target ($) (2)	Maximum ($)	Threshold (#)	Target (# ) (3)	Maximum (#)
J.C. Bartolacci	11/14/12					6,250					$ 177,438
	11/14/12					6,250					177,438
	11/14/12					6,250					177,438
	11/14/12					6,250					160,937
	11/14/12					6,250					146,437
	11/14/12					6,250					132,500
	11/14/12							37,500			1,064,625
	11/14/12	$352,500	$705,000	$1,410,000
S.F. Nicola	11/14/12					2,000					56,780
	11/14/12					2,000					56,780
	11/14/12					2,000					56,780
	11/14/12					2,000					51,500
	11/14/12					2,000					46,860
	11/14/12					2,000					42,400
	11/14/12							12,000			340,680
	11/14/12	148,838	297,675	595,350
B.J. Dunn	11/14/12					1,250					35,488
	11/14/12					1,250					35,488
	11/14/12					1,250					35,488
	11/14/12					1,250					32,187
	11/14/12					1,250					29,287
	11/14/12					1,250					26,500
	11/14/12							7,500			212,925
	11/14/12	93,500	187,000	374,000
S.D. Gackenbach	11/14/12					1,350					38,327
	11/14/12					1,350					38,327
	11/14/12					1,350					38,327
	1/14/12					1,350					34,762
	11/14/12					1,350					31,630
	11/14/12					1,350					28,620
	11/14/12							8,100			229,959
	11/14/12	86,250	172,500	345,000
B.D. Walters	11/14/12					750					21,293
	11/14/12					750					21,293
	11/14/12					750					21,293
	11/14/12					750					19,312
	11/14/12					750					17,572
	11/14/12					750					15,900
	11/14/12							4,500			127,755
	11/14/12	58,800	117,600	235,200

(1)	All grants were effective as of the date on which the Compensation Committee of the Board of Directors met to approve them.
(2)
Amounts represent target payouts under the Company’s Incentive Compensation Plan.  The target represents the named executive officer’s annual salary multiplied by his respective target incentive award percentage.  The target incentive award percentages, expressed as a percentage of annual base salary are 100% for Mr. Bartolacci, 70% for Mr. Nicola, 55% for Mr. Dunn, 50% for Mr. Gackenbach and 40% for Mr. Walters.  For a full explanation of the operation of the Incentive Compensation Plan, refer to the Annual Incentive Compensation section of the Compensation Discussion and Analysis beginning on page 35 of this Proxy Statement.

(3)
Amounts represent the number of shares of restricted stock granted pursuant to the 2007 Equity Incentive Plan (“Equity Incentive Plan”) that vest upon certain performance criteria.  Performance-based restricted shares were granted such that for 50% of such shares vesting occurs in one-third increments upon the attainment of annual adjusted earnings per share of $2.57, $2.83 and $3.11, respectively; and for 50% of such shares vesting occurs upon the attainment of 5%, 15% and 25% appreciation, respectively, in the market value of the Company’s Common Stock, but in no event prior to the expiration of one year from the date of the grant.  Restricted shares may also vest under certain change in control circumstances.  The restricted shares are forfeited if the adjusted earnings per share and stock price appreciation performance vesting criteria have not been met on the earlier of three and five years from the date of grant, respectively, upon employment termination, or within specified time limits following voluntary employment termination (with consent of the Company), retirement or death. For a full explanation of the operation of the Equity Incentive Plan, refer to the Long-Term Incentive Compensation section of the Compensation Discussion and Analysis beginning on page 37 of this Proxy Statement.

(4)
Amounts represent the number of shares of restricted stock granted pursuant to the Equity Incentive Plan that fully vest on the third anniversary of the grant date.  Restricted shares may also vest under certain change in control circumstances.  The restricted shares are forfeited upon employment termination, or within specified time limits following voluntary employment termination (with consent of the Company), retirement or death. For a full explanation of the operation of the Equity Incentive Plan, refer to the Long-Term Incentive Compensation section of the Compensation Discussion and Analysis beginning on page 37 of this Proxy Statement.

(5)
Grant date fair values are developed using a Binomial pricing model based on the fair market value of the Company’s common stock on the dates of grant.  The assumptions on which this valuation is based are set forth in Note 9 to the audited financial statements included in Matthews International Corporation’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on November 27, 2013.

The following table sets forth information concerning the fiscal 2013 year-end value of unexercised options and unearned restricted shares for each of the named executive officers.

Outstanding Equity Awards at Fiscal Year-End Table

		Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (2)		Option Exercise Price	Option Expiration Date	No. of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (9)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (9)
J.C. Bartolacci	16,667	0	16,666	(3)	$36.03	11/16/2014
	53,334	0	26,666	(3)	$37.29	11/16/2015
	34,167	0	68,333	(4)	$40.56	11/15/2016
									26,100 (10)	$ 993,888
									28,500 (11)	1,085,280
							35,000 (5)	1,332,800	11,667 (12)	442,279
							19,500 (7)	742,560	13,000 (13)	495,040
							37,500 (8)	1,428,000	37,500 (14)	1,428,000
S.F. Nicola	28,000	0	14,000	(3)	$36.03	11/16/2014
	36,667	0	18,333	(3)	$37.29	11/16/2015
	14,667	0	29,333	(4)	$40.56	11/15/2016
									8,070 (10)	307,306
									8,820 (11)	335,866
							11,250 (5)	428,400	3,750 (12)	142,800
							7,500 (7)	285,600	5,000 (13)	190,400
							12,000 (8)	456,960	12,000 (14)	456,960
B.J. Dunn	5,000	0	0		$28.58	12/15/2013
	8,000	0	4,000	(3)	$36.03	11/16/2014
	10,667	0	5,333	(3)	$37.29	11/16/2015
	5,334	0	10,666	(4)	$40.56	11/15/2016
									4,500 (10)	171,360
									6,000 (11)	228,480
							4,500 (5)	171,360	1,500 (12)	57,120
							4,500 (7)	171,360	3,000 (13)	114,240
							7,500 (8)	285,600	7,500 (14)	285,600
S.D. Gackenbach							625 (6)	23,800	208 (15)	7,921
							3,000 (7)	114,240	2,000 (13)	76,160
							8,100 (8)	308,448	8,100 (14)	308,448
B.D. Walters	8,333	0	4,167	(3)	$37.29	11/16/2015
	2,667	0	5,333	(4)	$40.56	11/15/2016
									1,800 (10)	68,544
									2,100 (11)	79,968
							4,500 (5)	171,360	1,500 (12)	57,120
							4,050 (7)	154,224	2,700 (13)	102,816
							4,500 (8)	171,360	4,500 (14)	171,360

(1)	Represents options that have met performance vesting thresholds, but have not met time vesting thresholds as of September 30, 2013 (unvested options).
(2)	Represents options that have not met performance vesting thresholds as of September 30, 2013 (unearned options).
(3)	The unearned portion of this option grant will be earned and vested upon the stock price of the Company’s common stock reaching 160% of the exercise price for ten consecutive trading days.
(4)
One-half of the unearned portion of this option grant will be earned and vested upon the stock price of the Company’s common stock reaching 133% of the exercise price for ten consecutive trading days; with the remainder to be earned and vested upon the stock price of the Company’s common stock reaching 160% of the exercise price for ten consecutive trading days.

(5)	Represents restricted shares that were fully vested on November 11, 2013.
(6)	Represents restricted shares that will be earned and fully vested on January 20, 2014.
(7)	Represents restricted shares that will be earned and fully vested on November 9, 2014.

(8)	Represents restricted shares that will be earned and fully vested on November 14, 2015.
(9)
Represents the value of all unvested restricted shares as of September 30, 2013.  The value is computed by multiplying all unvested restricted shares by the $38.08, the closing price of the Company’s common stock on September 30, 2013.

(10)
Represents restricted shares that will be earned and vested as follows: one-third upon the stock price of the Company’s common stock reaching 110% of the grant date fair value of the Company’s common stock ($41.24) for ten consecutive trading days, one-third upon the stock price of the Company’s common stock reaching 125% of the grant date fair value of the Company’s common stock for ten consecutive trading days, and one-third upon the price of the Company’s common stock reaching 140% of the grant date fair value of the Company’s common stock for ten consecutive trading days.  All of these restricted shares were forfeited on November 12, 2013.

(11)
Represents restricted shares that will be earned and vested as follows: one-third upon the stock price of the Company’s common stock reaching 110% of the grant date fair value of the Company’s common stock ($37.31) for ten consecutive trading days, one-third upon the stock price of the Company’s common stock reaching 125% of the grant date fair value of the Company’s common stock for ten consecutive trading days, and one-third upon the price of the Company’s common stock reaching 140% of the grant date fair value of the Company’s common stock for ten consecutive trading days.  One-third of these shares vested on November 25, 2013.

(12)
Represents restricted shares that will be earned and vested upon the stock price of the Company’s common stock reaching 125% of the grant date fair value of the Company’s common stock ($33.39) for ten consecutive trading days.  These shares vested on December 31, 2013.

(13)
Represents restricted shares that will be earned and vested as follows: one-half upon the stock price of the Company’s common stock reaching 115% of the grant date fair value of the Company’s common stock ($34.89) for ten consecutive trading days, and one-half upon the price of the Company’s common stock reaching 125% of the grant date fair value of the Company’s common stock for ten consecutive trading days.  One-half of these shares vested on November 20, 2013.

(14)
Represents restricted shares that will be earned and vested as follows: one-sixth upon the stock price of the Company’s common stock reaching 105% of the grant date fair value of the Company’s common stock ($28.39) for ten consecutive trading days, one-sixth upon the stock price of the Company’s common stock reaching 115% of the grant date fair value of the Company’s common stock for ten consecutive trading days, one-sixth upon the price of the Company’s common stock reaching 125% of the grant date fair value of the Company’s common stock for ten consecutive trading days, one-sixth upon the adjusted earnings per share of the Company reaching $2.57, one-sixth upon the adjusted earnings per share of the Company reaching $2.83, and one-sixth upon the adjusted earnings per share of the Company reaching $3.11.

(15)
Represents restricted shares that will be earned and vested upon the stock price of the Company’s common stock reaching 125% of the grant date fair value of the Company’s common stock ($34.69) for ten consecutive trading days.

The following table provides information on the exercise of stock options and vesting of restricted shares for each of the named executive officers during fiscal 2013.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
J.C. Bartolacci	-	-	51,833	$1,077,260
S.F. Nicola	-	-	11,320	352,290
B.J. Dunn	-	-	7,500	231,885
S.D. Gackenbach	-	-	1,000	38,710
B.D. Walters	-	-	3,450	113,096

Retirement Benefits

The Company's domestic retirement plan is noncontributory and provides benefits based upon length of service and final average earnings. Generally, employees age 21 with one year of continuous service are eligible to participate in the retirement plan. The benefit formula is 3/4 of 1% of the first $550 of final average monthly earnings plus 1-1/4% of the excess times years of credited service (maximum 35 years).  The plan is a defined benefit plan and covered compensation is limited generally to base salary or wages. Benefits are not subject to any deduction or offset for Social Security.

In addition to benefits provided by the Company's retirement plan, the Company has a Supplemental Retirement Plan, which provides for supplemental pension benefits to executive officers of the Company designated by the Board of Directors.  Upon normal retirement under this plan, such individuals who meet stipulated age and service requirements are entitled to receive monthly supplemental retirement payments which, when added to their pension under the Company's retirement plan and their maximum anticipated Social Security primary insurance amount, equal, in total, 1.85% of final average monthly earnings (including incentive compensation) times the individual's years of continuous service (subject to a maximum of 35 years).  Upon early retirement under this plan, reduced benefits will be provided, depending upon age and years of service. Benefits under this plan vest based upon the attainment of certain levels of qualified and total continuous service.  The Company has established a non-revocable trust to fund the Supplemental Retirement Plan, and a provision has been made on the Company's books for the actuarially computed obligation.

In 2009, the Committee closed the supplemental plan to new participants and created a separate plan for any new designated executive going forward, limiting its benefit to restoring amounts lost to tax-related limitations under the Company’s regular retirement and 401(k) plans.

The table below sets forth the number of years of credited service and the present value at September 30, 2013 of the accumulated benefits under the each of the retirement plans for each of the named executive officers.

Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (2)	Payments During Last Fiscal Year ($)
J.C. Bartolacci	Matthews International Corporation Employees Retirement Plan	15	$294,464	-
	Matthews International Corporation Supplemental Retirement Plan	16	1,965,599	-
S.F. Nicola	Matthews International Corporation Employees Retirement Plan	19	376,801	-
	Matthews International Corporation Supplemental Retirement Plan	20	969,948	-
B.J. Dunn	Matthews International Corporation Employees Retirement Plan	13	319,393	-
	Matthews International Corporation Supplemental Retirement Plan	14	202,234	-
S.D. Gackenbach	Matthews International Corporation Employees Retirement Plan	1	15,948	-
B.D. Walters	Matthews International Corporation Employees Retirement Plan	7	70,710	-

(1)
As of September 30, 2013. Years of credited service for the Matthews International Corporation Employees Retirement Plan begin on the first of the month following the completion of one year of service.  Years of credited service for the Matthews International Corporation Supplemental Retirement Plan begin on the initial date of service.

(2)
The assumptions on which this valuation is based are set forth in Note 11 to the audited financial statements included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on November 27, 2013.

The Company provides a 401(k) Plan covering substantially all domestic employees of the Company.  Participants may make pre-tax contributions to their account of 1% up to 60% of their annual compensation.  For employees covered under the Matthews International Corporation Employees Retirement Plan, which includes the named executive officers, the Company makes matching contributions to each participant at a rate of 50% of participants’ deferrals up to 1% their annual compensation.  Participants are fully vested immediately in the value of their contributions and fully vested in the value of Company matching contributions after three years of service, provided they are a participant of the plan.

Potential Payments upon Termination or Change in Control

The following discussion describes and quantifies the payments that would be made to each of the named executive officers under a variety of circumstances, assuming that each had taken place on September 30, 2013: (1) the executive resigns voluntarily without the consent of the Company; (2) the executive resigns voluntarily with the consent of the Company; (3) the executive is involuntarily terminated without cause; (4) the executive is involuntarily terminated with cause; (5) the executive dies or becomes permanently disabled while employed; (6) the executive retires; and (7) a change in control of the Company takes place.

Stock Options.  Under the terms of the existing stock option grants, in the event of voluntary termination of employment without the Company’s consent or any involuntary terminations, any unexercised stock options are cancelled at the time of termination.  In the event of retirement or voluntary termination with the Company’s consent, unvested options granted prior to November 2005 continue to time and performance vest for a period of two years following termination and options granted in fiscal 2006 and 2007 continue to performance vest only for a period of two years following termination.  In the event of death or termination due to permanent disability, all outstanding options are exercisable in full.  In the event of a change in control of the Company, as defined in the Company’s 2007 Equity Incentive Plan, all outstanding stock options become immediately exercisable.

Restricted Stock.  Under the terms of the existing restricted stock grants, in the event of voluntary termination of employment without the Company’s consent or any involuntary terminations, any unvested restricted shares are cancelled at the time of termination.  In the event of death or termination due to permanent disability, retirement or voluntary termination with the Company’s consent, unvested performance-based restricted shares continue to performance vest for a period of two years following termination.  In the event of death or termination due to permanent disability, retirement or voluntary termination with the Company’s consent, unvested time-based restricted shares become immediately vested.  In the event of a change in control of the Company, as defined in the Company’s 2007 Equity Incentive Plan, all unvested restricted shares become immediately exercisable.

Supplemental Retirement Plan.  Upon a change in control of the Company, as defined in the Supplemental Retirement Plan, participants accrue five additional years of credited service under the Supplemental Retirement Plan.

The following table provides information on the potential incremental value of executive benefits upon termination of employment prior to and after a change of control, assuming termination would have occurred as of September 30, 2013.

Named Executive	Executive Benefit and Payment upon Separation	Voluntary Termination Without Consent	Voluntary Termination With Consent (1) (3) (4)	Involuntary Termination Without Cause	Involuntary Termination With Cause	Death or Disability (2) (3) (4)	Retirement (1) (3) (4)	Change in Control (2) (5) (6)
J.C. Bartolacci	Stock Options	$0	$0	$0	$0	$55,448	$0	$55,448
	Performance-based Restricted Shares	0	714,000	0	0	714,000	714,000	4,446,487
	Time-based Restricted Shares	0	3,503,360	0	0	3,503,360	3,503,360	3,503,360
	Supplemental Retirement Plan	0	0	0	0	0	0	5,227,591
	Total	0	4,217,360	0	0	4,272,808	4,217,360	13,232,886

S.F. Nicola	Stock Options	0	0	0	0	43,345	0	43,345
	Performance-based Restricted Shares	0	228,480	0	0	228,480	228,480	1,617,372
	Time-based Restricted Shares	0	1,170,960	0	0	1,170,960	1,170,960	1,170,960
	Supplemental Retirement Plan	0	0	0	0	0	0	2,856,882
	Total	0	1,399,440	0	0	1,442,785	1,399,440	5,688,559

B.J. Dunn	Stock Options	0	0	0	0	12,460	0	12,460
	Performance-based Restricted Shares	0	142,800	0	0	142,800	142,800	856,800
	Time-based Restricted Shares	0	628,320	0	0	628,320	628,320	628,320
	Supplemental Retirement Plan	0	0	0	0	0	0	1,100,241
	Total	0	771,120	0	0	783,580	771,120	2,597,821

S.D .Gackenbach	Performance-based Restricted Shares	0	154,224	0	0	154,224	154,224	392,529
	Time-based Restricted Shares	0	446,488	0	0	446,488	446,488	446,488
	Total	0	600,712	0	0	600,712	600,712	839,017

B.D. Walters	Stock Options	0	0	0	0	3,313	0	3,313
	Performance-based Restricted Shares	0	85,680	0	0	85,680	85,680	479,808
	Time-based Restricted Shares	0	496,944	0	0	496,944	496,944	496,944
	Total	0	582,624	0	0	585,937	582,624	980,065

(1)
The stock option value represents the value of unvested stock options as of September 30, 2013 that had met performance vesting criteria as of that date and would meet time vesting criteria or before September 30, 2015 (two-year anniversary of assumed termination date of September 30, 2013) (the “assumed vested options”).  For this purpose, if the performance vesting threshold was less than $38.08, the closing price of the Company’s common stock on the last trading day of fiscal 2013, the option was considered to be performance vested. Since the performance vesting thresholds for all unvested stock options exceeded $38.08, the incremental value of the options is $0 as of September 30, 2013.

(2)
The stock option value represents the value of all unvested stock options as of September 30, 2013.  The value is computed by multiplying all unvested options with an exercise price less than $38.08, the closing price of the Company’s common stock on the last trading day of fiscal 2013, by the difference between the option exercise price and $38.08.

(3)
The performance-based restricted share value represents the value of unvested restricted shares as of September 30, 2013 that had not met performance vesting criteria as of that date, but for which the performance vesting threshold was less than $38.08, the closing price of the Company’s common stock on the last trading day of fiscal 2013 (the “assumed performance vested shares”).  The value of the restricted shares is computed by multiplying the number of assumed performance vested shares by $38.08.

(4)
The time-based restricted share value represents the value of unvested restricted shares as of September 30, 2013 that would vest upon termination as of September 30, 2013 (the “assumed time vested shares”).  The value of the restricted shares is computed by multiplying the number of assumed time vested shares by $38.08, the closing price of the Company’s common stock on the last trading day of fiscal 2013.

(5)
The performance-based and time-based restricted share value represents the value of all unvested restricted shares as of September 30, 2013. The value is computed by multiplying all unvested restricted shares by $38.08, the closing price of the Company’s common stock on the last trading day of fiscal 2013.

(6)
The incremental value of the Supplemental Retirement Plan represents the increase in the accumulated benefit obligation resulting from an additional five years of vested service for eligible participants.

AUDIT COMMITTEE MATTERS

Report of the Audit Committee

The Audit Committee of Matthews International Corporation is composed of three Directors who the Board has determined to be independent under the Securities and Exchange Commission (“SEC”) regulations related to audit committee independence, the NASDAQ listing requirements and the Company’s Corporate Governance Guidelines.  The Committee operates under a written charter adopted by the Company’s Board of Directors.

Management of the Company has the primary responsibility for preparing the financial statements, establishing the system of internal controls, and assessing the effectiveness of the Company’s internal control over financial reporting.  The Audit Committee is responsible for reviewing the Company’s financial reporting process on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management, internal audit and the independent registered public accounting firm.  Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has discussed the consolidated financial statements with management, internal audit and the independent registered public accounting firm.  The Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards (“SAS”)  No. 114, "The Auditor’s Communication With Those Charged With Governance", and such other matters as are required to be discussed under the standards of the Public Company Accounting and Oversight Board (“PCAOB”) including by SAS No. 61, as amended (AICPA Professional Standards, Vol. 1 AU Section 380), as adopted by the PCAOB in Rule 3200T which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements.

The Company’s independent registered public accounting firm also provided to the Committee the written disclosures required by Public Company Accounting Oversight Board Rule 3526, “Communication with Audit Committees Concerning Independence”, and the Committee discussed with the independent registered public accounting firm that firm’s independence.

The Committee discussed with the Company's independent registered public accounting firm and internal auditors the overall scope and plan for their respective audits.  The Committee meets with the independent registered public accounting firm and internal auditors to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

Based on the Committee’s discussions referred to above and the Committee’s review of the report of the independent registered public accounting firm on the consolidated financial statements of the Company for the year ended September 30, 2013, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2013 for filing with the SEC.
Audit Committee:

A. Garcia-Tunon, Chairman
K.E. Dietze
M.K. O’Brien

December 4, 2013

Relationship with Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP ("PwC") has been the independent registered public accounting firm performing the audits of the consolidated financial statements of the Company since 1983.   PwC periodically changes the personnel assigned to the annual audit engagements.  In addition to performing the audit of the Company's consolidated financial statements, PwC provided fees for services related to the Company’s compliance with Section 404 of the Sarbanes-Oxley Act and various other services during fiscal 2013 and 2012.  The aggregate fees (including out-of-pocket expenses) billed for fiscal 2013 and 2012 for each of the following categories of services are set forth below.

	2013	2012

Audit fees (includes audits and reviews of the Company’s fiscal 2012 and 2011 financial statements)	$730,664	$1,048,311

Audit-related fees (primarily due diligence and regulatory compliance work)	18,100	236,171

Tax fees (primarily tax planning and advisory work)	325,891	456,990

All other fees	-	-

All services provided by PwC for significant audit, audit-related, tax and other services are approved in advance by the Audit Committee. Fees for the annual audit, including quarterly reviews, are approved by the Audit Committee upon appointment of the Company’s independent registered public accounting firm. Other services are approved in advance on a specific project basis during the year. Examples of such projects include acquisition due diligence and tax assistance engagements.  Where approval in advance by the Audit Committee is not practical due to time constraints, management provides a written description of the engagement to the Chairman of the Audit Committee and obtains the Chairman’s approval prior to proceeding with the engagement.  Ratification of such services by the full Audit Committee is obtained at the next scheduled Audit Committee meeting. The Company’s independent registered public accounting firm provides a summary of audit and other services and related fees to the Audit Committee at each of its regularly scheduled Committee meetings. The summary includes total estimated fees for each individual project.  The Audit Committee also considered whether the provision of non-audit services by PwC is compatible with maintaining the independence of PwC.

CERTAIN TRANSACTIONS

Transactions with related persons are subject to review and approval by the Nominating and Corporate Governance Committee of the Board of Directors.  Written policies and procedures relative to the identification of related party transactions are contained in the Company’s Code of Conduct, and the Committee reviews and evaluates each such transaction based on the specific facts and circumstances involved.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Based solely upon a review of Forms 3 and 4 and amendments thereto, if any, furnished to the Company during its most recent year and representations from reporting persons that no Forms 5 were required, all forms were timely filed under Section 16(a).

SHAREHOLDER PROPOSALS FOR 2015 ANNUAL MEETING

Shareholders may make proposals for inclusion in the proxy statement and proxy form for the 2015 Annual Meeting of Shareholders.  To be considered for inclusion, any such proposal should be written and mailed to the Secretary of the Company at the corporate office for receipt by September 23, 2014.

Section 2.09 of the By-laws of the Company requires that any shareholder intending to present a proposal for action at an Annual Meeting must give written notice of the proposal, containing the information specified in such Section 2.09, so that it is received by the Company not later than the notice deadline determined under such Section 2.09.  This notice deadline will generally be 75 days prior to the anniversary of the Company's Annual Meeting for the previous year, or December 5, 2014 for the Company's Annual Meeting in 2015.  Any shareholder proposal received by the Secretary of the Company after December 5, 2014 will be considered untimely under Rule 14a-4(c)(1) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

OTHER MATTERS

The cost of soliciting proxies in the accompanying form will be paid by the Company.   Shareholder votes at the Annual Meeting will be tabulated by the Company's transfer agent, Computershare Trust Company, N.A.  A copy of the Company's Annual Report for 2013 has previously been mailed to each shareholder of record, or will be mailed with this Proxy Statement.

                                                                                     By Order of The Board of Directors

                                                                                      Steven F. Nicola
                                                                                     Corporate Secretary

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Exhibit A

MATTHEWS INTERNATIONAL CORPORATION

2014 DIRECTOR FEE PLAN

SECTION 1

Purposes; Reservation of Shares

(a)           Purposes.  The purposes of the 2014 Director Fee Plan (the “Plan”) are:

(1)
to provide for each Director of Matthews International Corporation (the “Corporation”) who is not also an employee of the Corporation or any of its Subsidiaries (“Director”) the payment of retainer fees and, in the case of a Director who is Chairperson (the “NE Chairperson”), an additional retainer fee for future services to be performed by such Director (“Director Fees”) as a member of the Board of Directors of the Corporation (the “Board”) in cash or in shares of Class A Common Stock, par value $1.00 per share, of the Corporation (“Common Stock”) and, in the case of payment to the Directors of the Director Fees in shares of Common Stock, to increase the identification of interests between such Directors and the shareholders of the Corporation;

(2)
to provide current payment in cash (or if a Director shall elect to defer receipt, future payment in shares of Common Stock) to each Director (except the NE Chairperson shall only be entitled to the fees, if any, in (a) and (e)) for:

(a)	fees, if any, paid for attendance at meetings of the Board (“Board Meeting Fees”);

(b)	fees, if any, paid to Directors for attendance at meetings of Committees of the Board (“Committee Meeting Fees”);

(c)	annual retainer fees paid to the Chairperson of a Committee (“Committee Chairperson Retainer Fees”);

(d)	annual retainer fees paid to any Lead Director of the Board of Directors (“Lead Director Fees”); and

(e)	fees, if any, paid to a Director for attendance at the annual shareholders’ meeting of the Corporation (“Shareholders’ Meeting Fees”) (subsections (a)-(e)); and

(3)
to increase the identification of interests between the Directors and the shareholders of the Corporation by permitting the Nominating and Corporate Governance Committee of the Board or a Stock Compensation Subcommittee of the Committee (the “Subcommittee”) to award restricted stock, nonstatutory stock options and/or stock appreciation rights to each Director on the fifteenth (15th) business day after the annual shareholders’ meeting of the Corporation.

For purposes of the Plan, the term “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Corporation, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.  As used hereinafter, the term “Committee” shall mean either the Nominating and Corporate Governance Committee or the Subcommittee, if the Subcommittee is authorized by the Board to act under this Plan provided, however, that the members of the Committee must be composed solely of two or more “non-employee directors” in accordance with Rule 16b-3(d) under the 1934 Act.

(b)           Reservation of Shares.  Except as otherwise provided in this Section 1(b), the aggregate number of shares of Common Stock which may be issued under the Plan or credited to Deferred Stock Compensation Accounts for subsequent issuance under the Plan is limited to one hundred fifty thousand (150,000) shares, subject to adjustment and substitution as set forth in Section 12 hereof.  Shares issued under the Plan may be authorized but unissued shares or shares previously issued and thereafter acquired by the Corporation or partly each, as shall be determined from time to time by the Board.  If any stock option or stock appreciation right granted under the Plan is cancelled by mutual consent, forfeited, or terminates or expires for any reason without having been exercised in full, or if any restricted shares awarded under the Plan are forfeited, the number of shares subject thereto, in the case of stock options or stock appreciation rights, or the number of shares forfeited, in the case of restricted shares, shall again be available for all purposes of the Plan.  In addition to the number of shares of Common Stock authorized for issuance or crediting by the first sentence of this Section 1(b), the number of shares of Common Stock which are surrendered (or to which ownership has been certified) in full or partial payment to the Corporation of the option price of a stock option granted under the Plan shall be available for all purposes of the Plan.  All shares of Common Stock covered by a stock appreciation right, to the extent it is exercised and shares of Common Stock are actually issued upon exercise of the right, shall be counted, regardless of the number of shares used to settle the stock appreciation right upon exercise.

SECTION 2

Eligibility

Any non-employee Director of the Corporation who is separately compensated in the form of Director Fees or Meeting Fees for services on the Board shall be eligible to participate in the Plan.

SECTION 3

Payment of Director Fees in Cash or Common Stock

(a)           Current Payment.  Subject to the provisions of Section 3(b) hereof, on the fifteenth (15th) business day following the annual meeting of the shareholders of the Corporation (each such date of payment referred to as a “Payment Date”), each Director as of that date shall receive payment of Director Fees by:

(i)
the payment to the Director of cash of sixty thousand dollars ($60,000) and, in the case of the NE Chairperson, an additional seventy thousand dollars ($70,000) (or such other amounts determined by the Board or by any committee of the Board which the Board authorizes to determine such amounts) (the “Retainer Fee Amount”); or

(ii)
the issuance to the Director of a number of whole shares of Common Stock equal to the Retainer Fee Amount divided by the Fair Market Value of one share of the Common Stock, as defined in Section 15 hereof, on such Payment Date (rounded upward to the next whole share).

Subject to the provisions of Section 3(b) hereof, each Director who first becomes a Director after a Payment Date and before the next annual meeting of the shareholders of the Corporation after such Payment Date shall, on the fifteenth (15th) business day following such Director’s election as a Director (the “Interim Payment Date”), receive payment of Director Fees by payment to the Director of a Pro-Rata Portion (as defined below) of the Retainer Fee Amount paid to non-NE Chairperson Directors on the immediately preceding Payment Date (in cash or in shares of Common Stock, as the case may be).  The Pro-Rata Portion of such Retainer Fee Amount to be paid to such new Director shall equal such Retainer Fee Amount times a fraction, the numerator of which shall be the number of meetings of the Directors scheduled between the date of such Director’s election and the date of the next annual meeting of the shareholders of the Corporation (excluding any Directors’ meeting on the date of such annual meeting), and the denominator of which shall be the total number of meetings of the Directors (actual and scheduled) between the date of the last annual meeting of the shareholders of the Corporation (including any Director’s meeting on the date of such annual meeting) and the date of the next annual meeting of the shareholders of the Corporation (excluding any Directors’ meeting on the date of such annual meeting).  The Committee shall determine by November 30 of each year whether Director Fees will be paid in cash or in shares of Common Stock to the Directors in the following calendar year.  Unless the Committee otherwise determines and communicates such determination to the Directors by November 30 of the year immediately preceding the year of payment, the Directors Fees shall be paid in shares of Common Stock.  Notwithstanding the foregoing, if the Director Fees are to be paid in cash, a Director may elect to receive payment of the Director Fees in shares and shall receive a number of shares of Common Stock equal to the Retainer Fee Amount (or a Pro-Rata Portion of the Retainer Fee Amount, as the case may be) divided by the Fair Market Value of one share of the Common Stock, as defined in Section 15 hereof, on the Payment Date (or the Interim Payment Date, as the case may be) (rounded upward to the next whole share) (a “Current Stock Election”).  Such election shall be made by filing a Notice of Election with the Secretary of the Corporation in the form prescribed by the Corporation.

(b)           Stock Deferral Election.  Regardless of whether Director Fees are to be paid in either cash or shares of Common Stock, each Director may elect to defer the receipt of Director Fees in shares of Common Stock for a calendar year (a “Stock Deferral Election”) by filing a Notice of Election with the Secretary of the Corporation in the form prescribed by the Corporation.

(c)           Election Procedures.  Except as provided in the next succeeding sentence, both a Current Stock Election and a Stock Deferral Election (collectively, “Director Fee Elections”) shall be effective on January 1 of the year following the date on which the Notice of Election is filed.  Director Fee Elections shall be effective on the date on which the Notice of Election is filed with respect to Director Fees payable after the time of a person’s initial election to the office of Director, or any subsequent re-election if immediately prior thereto such person was not serving as a Director, provided (i) the Director files such Notice of Election within ten (10) business days subsequent to being elected or re-elected as a Director and (ii) a Stock Deferral Election shall only be effective for Director Fees payable for services performed after the Notice of Election is filed.  Director Fee Elections shall apply to all Director Fees otherwise payable while such Director Fee Election is effective.  Each Director may terminate a Current Stock Election and receive current payment of Director Fees in cash (where the Committee has elected to pay Director Fees in cash) and may terminate a Stock Deferral Election and receive current shares of Common Stock or cash (where the Committee has elected to pay Director Fees in cash) by filing a Notice of Termination with the Secretary of the Corporation in the form prescribed by the Corporation, which shall be effective on January 1 of the year following the date on which a Notice of Termination is filed.  A Director Fee Election shall continue in effect until the effective date of any Notice of Termination.  Director Fee Elections may be made by a Director even if such Director has not made a Meeting Fee Deferral Election (as defined below).

(d)           Evidence of Shares.  As of the date on which the Director Fees are payable in shares of Common Stock pursuant to Section 3(a) hereof or, if a Stock Deferral Election was made, pursuant to Sections 5 and 6 hereof, (i) the Corporation, at its sole discretion, shall either issue share certificates to the Director for the shares of Common Stock received under the Plan or cause such shares to be registered in the name of the Director on any book-entry registration maintained by the Corporation or its transfer agent, and (ii) the Director shall be a shareholder of the Corporation with respect to any such shares.

SECTION 4

Payment of Meeting Fees

(a)           Current Cash Payment.  Subject to the provisions of Sections 4(b) and 4(c) hereof, each Director shall receive payment of Meeting Fees in cash in the following amounts (or such other amounts determined by the Board or by any committee of the Board which the Board authorizes to determine such amounts), except that the NE Chairperson shall only be entitled to Board Meeting Fees and Shareholder’s Meeting Fees, if any:

Board Meeting Fees:	None
Committee Meeting Fees:	None
Committee Chairperson Retainer Fees:	$7,500 (or $12,000 in the case of the Audit Committee Chairperson) for a year of service as a Committee Chairperson
Lead Director Fees, if a Lead Director is elected:	$5,000 for a year of service as the Lead Director.
Shareholders’ Meeting Fees:	None

Except as set forth in Sections 4(b) and 4(c) hereof, each Director shall receive payment of Meeting Fees, if any, (other than Committee Chairperson Retainer Fees and Lead Director Fees) to which the Director is entitled within ten (10) business days following the meeting with respect to which such fees are payable.  Except as set forth in Sections 4(b) and 4(c) hereof, each Committee Chairperson shall receive payment of Committee Chairperson Retainer Fees and the Lead Director, if any, shall receive payment of the Lead Director Fees on the fifteenth (15th) business day following the person’s annual election or re-election to such position.  The amount and time of payment of Meeting Fees may be changed from time to time by the Board in its sole discretion through a duly adopted Board resolution.

(b)           Deferred Payment of Meeting Fees.  Each Director may elect to receive all Meeting Fees for a calendar year in shares of Common Stock rather than cash, as set forth in Section 4(c) hereof, provided the Director elects to defer the receipt of such shares of Common Stock (a “Meeting Fee Deferral Election”).  A Meeting Fee Deferral Election may be made only by filing a Notice of Election with the Secretary of the Corporation in the form prescribed by the Corporation, and shall be effective for meetings, and, if applicable, Committee Chairperson Retainer Fees or Lead Director Fees payable, on and after January 1 of the year following the date on which the Notice of Election is filed; provided, however, that a Meeting Fee Deferral Election shall be effective on the date on which the Notice of Election is filed after the time of a person’s initial election, or any subsequent re-election, to the office of Director with respect to Meeting Fees and, if applicable, Committee Chairperson Retainer Fees or Lead Director Fees, payable for services performed after the Meeting Fee Deferral Election is filed if (A) immediately prior thereto such person was not serving as a Director, and (B) such Notice of Election is filed within ten (10) business days subsequent to such person being elected or re-elected as a Director.  A Meeting Fee Deferral Election shall apply to all Meeting Fees which would otherwise be payable for meetings held while such Meeting Fee Deferral Election is effective.

 A Director may terminate a Meeting Fee Deferral Election only by filing a Notice of Termination with the Secretary of the Corporation in the form prescribed by the Corporation, which Notice of Termination shall be effective for meetings and, if applicable, Committee Chairperson Retainer Fees or Lead Director Fees payable on and after January 1 of the year following the date on which a Notice of Termination is filed.  A Meeting Fee Deferral Election shall continue in effect until the effective date of any Notice of Termination, after which the Meeting Fees shall be payable in accordance with Section 4(a) hereof.  A Meeting Fee Deferral Election may be made by a Director even if such Director has not made a Current Stock Election or a Stock Deferral Election.  A Meeting Fee Deferral Election shall apply to all but not less than all Meeting Fees.

(c)           Deferred Meeting Fees Credited in Shares of Common Stock.  Each Director who has made a Meeting Fee Deferral Election effective for Meeting Fees otherwise payable in cash for a calendar year shall receive a credit to a Deferred Stock Compensation Account (as defined in Section 5(a) hereof) in the name of such Director on the first Payment Date following such calendar year.  Such credit shall be a number of shares of Common Stock (including fractional shares to at least two decimal places) equal to (i) the aggregate amount of all Meeting Fees subject to such Meeting Fee Deferral Election otherwise payable during such calendar year to such Director in cash under Section 4(a) hereof if no Meeting Fee Deferral Election had been made, divided by (ii) the Fair Market Value of one share of the Common Stock, as defined in Section 15 hereof, on such Payment Date.  No interest or other amount shall be paid or credited to a Director notwithstanding that Meeting Fees which otherwise would have been payable under Section 4(a) hereof in cash are not reflected as a credit to such Deferred Stock Compensation Account until the Payment Date.

(d)           Evidence of Shares.  If a Meeting Fee Deferral Election was made, then as of the date on which the Meeting Fees are payable in shares of Common Stock pursuant to Sections 5 and 6 hereof, (i) the Corporation, at its sole discretion, shall either issue share certificates to the Director for the shares of Common Stock received under the Plan or cause such shares to be registered in the name of the Director on any book-entry registration maintained by the Corporation or its transfer agent, and (ii) the Director shall be a shareholder of the Corporation with respect to any such shares.

SECTION 5

Deferred Stock Compensation Account

(a)           General.  The amount of any Director Fees or Meeting Fees deferred in accordance with a Stock Deferral Election or a Meeting Fee Deferral Election shall be credited to a deferred stock compensation account maintained by the Corporation in the name of the Director (a “Deferred Stock Compensation Account”).  A separate Deferred Stock Compensation Account shall be maintained for each amount of deferred Director Fees or Meeting Fees for which a Director has elected a different payment option or as otherwise determined by the Committee.  Separate Deferred Stock Compensation Accounts shall be maintained for deferred Director Fees or Meeting Fees under the Plan as opposed to those under the 1994 Director Fee Plan, as amended.  On each Payment Date or Interim Payment Date that a Stock Deferral Election is effective for a Director or on which a credit to a Deferred Stock Compensation Account is to be made under Section 4(c) hereof pursuant to a Meeting Fee Deferral Election, the Director’s Deferred Stock Compensation Account(s) shall be credited on the Payment Date or Interim Payment Date with the number of shares of Common Stock (including fractional shares to at least two decimal places) which (i) otherwise would have been payable to the Director under Section 3(a) hereof on such Payment Date or Interim Payment Date if the Director Fees had been payable to the Director in shares of Common Stock, whether the Director Fees were payable in cash or in shares of Common Stock, and/or (ii) are to be so credited in accordance with Section 4(c) hereof.

The Deferred Stock Compensation Account of a Director shall be charged on the date of distribution with any distribution of shares of Common Stock made to the Director from such Account pursuant to Section 5(b) hereof.  If a dividend or distribution is paid on the Common Stock in cash or property other than Common Stock, on the date of payment of the dividend or distribution to holders of the Common Stock the Corporation shall pay to a Director a) an amount (in cash or property other than Common Stock, as the case may be) equal to the dividend or distribution which would have been paid on the number of shares, if any, of the Common Stock (including fractional shares) credited to such Director’s Deferred Stock Compensation Account as of the date fixed for determining the shareholders entitled to receive such distribution, as if such shares of the Common Stock had been issued and outstanding on such date less b) any taxes required to be withheld on such amount, including but not limited to any taxes required to be withheld due to the characterization of such amount as wages or compensation.

(b) Manner of Payment.  The balance of a Director’s Deferred Stock Compensation Account will be paid in shares of Common Stock to the Director or, in the event of the Director’s death, to the Director’s Beneficiary as defined in Section 5(c) hereof.

(i)
Elections.  For Stock Deferral Elections and Meeting Fee Deferral Elections, a Director may elect at the time of filing the Notice of Election for a Stock Deferral Election or a Meeting Fee Deferral Election to receive payment of the shares of Common Stock credited to the Director’s Deferred Stock Compensation Account, in whole or in part, as follows (except as otherwise provided in Sections 6(b) and 6(c) hereof, if applicable):

(A)
In a lump sum on April 1 (or if April 1 is not a business day, on the immediately preceding business day) of the calendar year following the calendar year in which the Director first separates from service with the Corporation under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), or any successor section, upon or after ceasing to be a member of the Board for any reason, including by reason of death or disability (the “Separation from Service Payment Commencement Date”);

(B)
In two to five annual installments commencing on the Separation From Service Payment Commencement Date and continuing on the same date (or if such date is not a business day, on the immediately preceding business day) in the calendar year(s) thereafter;

(C)
In a lump sum on April 1 (or if April 1 is not a business day, on the immediately preceding business day) of the calendar year specified by the Director at the time of filing of such Notice of Election (the “Designated Payment Commencement Date”);

(D)
In two to five annual installments commencing on the Designated Payment Commencement Date and continuing on the same date (or if such date is not a business day, on the immediately preceding business day) in the calendar year(s) thereafter; or

(E)
If earlier than the date on which payment would be received under (A)-(D) of this Section 5(b)(i), in a lump sum or in two to five annual installments, with payment commencing on the sixtieth (60th) day (or if such date is not a business day, on the immediately preceding business day) following the death of the Director or following the date on which the Director becomes disabled (within the meaning of Section 409A of the Code) and continuing on the same date (or if such date is not a business day, on the immediately preceding business day) in the calendar year(s) thereafter.

(ii)
Installment Payments.  In any case where payments are made in installments, the number of shares of Common Stock distributed in each installment shall be determined by multiplying (A) the number of shares of Common Stock in the Deferred Stock Compensation Account on the date of payment of such installment, by (B) a fraction, the numerator of which is one and the denominator of which is the number of remaining unpaid installments, and by rounding such result down to the nearest whole number of shares.  The balance of the number of shares of Common Stock in the Deferred Stock Compensation Account shall be appropriately reduced in accordance with Section 5(a) hereof to reflect the installment payments made hereunder.  Shares of Common Stock remaining in a Deferred Stock Compensation Account pending distribution pursuant to this Section 5(b) shall be subject to adjustment pursuant to Section 12 hereof.

(iii)
General.  If a lump sum payment or the final installment payment hereunder would result in the issuance of a fractional share of Common Stock, such fractional share shall not be issued and cash in lieu of such fractional share shall be paid to the Director based on the Fair Market Value of a share of Common Stock, as defined in Section 15 hereof, on the date immediately preceding the date of such payment.  The Corporation, at its sole discretion, shall either issue share certificates to the Director, or the Director’s Beneficiary, for the shares of Common Stock distributed hereunder or cause such shares to be registered in the name of the Director, or the Director’s Beneficiary, on any book-entry registration maintained by the Corporation or its transfer agent.  As of the date on which the Director is entitled to receive payment of shares of Common Stock pursuant to this Section 5(b) hereof, a Director or the Director’s Beneficiary shall be a shareholder of the Corporation with respect to such shares.

(c)           Director’s Beneficiary.  The Director’s Beneficiary means any beneficiary or beneficiaries (who may be named contingently or successively) named by a Director under the Plan to whom any benefit under the Plan is to be paid in the case of his or her death before he or she receives any or all of such benefit.  Each such designation shall revoke all prior designations by the same Director, shall be in a form prescribed by the Committee, and will be effective only when filed by the Director in writing with the Secretary of the Corporation during the Director’s lifetime.  In the absence of such a designation, Director’s Beneficiary means the person designated by the Director in the Director’s Will, or, if the Director fails to make a testamentary disposition of the shares or dies intestate, to the person entitled to receive the shares pursuant to the laws of descent and distribution of the state of domicile of the Director at the time of death.

SECTION 6

Other Payment Commencement Dates

(a)           General.  If, in the case of a Meeting Fee Deferral Election, the first amount credited to a particular Deferred Stock Compensation Account with respect to such Director is credited after the relevant payment commencement date specified in Section 5(b) hereof or any amount is credited to such a Deferred Stock Compensation Account after a lump sum payment has been made pursuant to Section 5(b) hereof from such Deferred Stock Compensation Account, payment of shares credited to such Deferred Stock Compensation Account shall be made or commence on the April 1 (or if April 1 is not a business day, on the immediately preceding business day) following the date on which the shares are so credited.

(b)           Delay in Payment.  Notwithstanding Section 5(b) hereof and except as otherwise provided in Section 6(c) hereof, a Director may irrevocably elect, by filing a Notice of Election with the Secretary of the Corporation in the form prescribed by the Corporation, to commence payment on a date later than the date specified under Section 5(b) hereof provided that:

(i)	Such election must be made at least twelve (12) months prior to the date on which payments otherwise would have commenced pursuant to the election under Section 5(b) hereof; and

(ii)
The payment commencement date specified in such election under this Section 6(b) must be not less than five (5) years from the date on which payments otherwise would have commenced pursuant to the election under Section 5(b) hereof.

The provisions of this Section 6(b) are intended to comply with Section 409A(4)(C) of the Code, or any successor section, and shall be interpreted consistently therewith.

(c)           Section 6(c) Event.  Notwithstanding Sections 5(b) and 6(b) hereof, effective for Director Fees and Meeting Fees payable (but for any deferral elections) on and after January 1 of the year following the date on which the Notice of Election is filed, a Director may irrevocably elect, by filing a Notice of Election with the Secretary of the Corporation in a form prescribed by the Corporation, to receive payment of all shares of Common Stock credited to the Director’s Deferred Stock Compensation Account with respect to such Director Fees and Meeting Fees, upon the earlier of when payment would be made pursuant to the election under Section 5(b) or 6(b) hereof or in a lump sum immediately following the occurrence of any Section 6(c) Event, as defined below (a “Section 6(c) Event Election”).

A Section 6(c) Event Election shall be effective on the date on which it is filed with respect to Director Fees and Meeting Fees payable (but for any deferral elections) after the time of a person’s initial election to the office of Director, or any subsequent re-election if immediately prior thereto such person was not serving as a Director, provided (i) the Director files such Section 6(c) Event Election within ten (10) business days subsequent to being elected or re-elected as a Director and (ii) a Section 6(c) Event Election shall only be effective for Director Fees and Meeting Fees payable for services performed after the Section 6(c) Event Election is filed.  A Director may terminate a Section 6(c) Event Election only by filing a Notice of Termination of Section 6(c) Event Election with the Secretary of the Corporation in the form prescribed by the Corporation, which shall be effective for Director Fees and Meeting Fees payable (but for any deferral elections) on and after January 1 of the year following the date on which such Notice of Termination of Section 6(c) Event Election is filed.  If payments from a Director’s Deferred Stock Compensation Account have previously commenced at the time of a Section 6(c) Event which results in a permissible lump sum payment pursuant to this Section 6(c), for purposes of applying this Section 6(c) shares previously paid from the Director’s Deferred Stock Compensation Account shall be deemed to be from Director Fees and Meeting Fees not subject to a Section 6(c) Event Election, to the extent thereof.  A Section 6(c) Event shall mean the date upon which any event occurs which constitutes a change in the ownership or effective control of the Corporation or in the ownership of a substantial portion of the assets of the Corporation under Section 409A of the Code or any successor section and Treasury Regulation §1.409A-3(i)(5)(v)-(vii) thereunder or any successor section, provided that:

(i)
The percentage specified in Treasury Regulation §1.409A-3(i)(5)(v) (addressing the percentage change in the ownership of the total fair market value or voting power of the Corporation’s stock) shall be 50 percent and not a higher percentage;

(ii)
The percentage specified in Treasury Regulation §1.409-3(i)(5)(vi)(A)(1) (addressing the percentage change in the ownership of the voting power of the Corporation’s stock) shall be 30 percent and not a higher percentage;

(iii)
For purposes of Treasury Regulation §1.409A-3(i)(5)(vi)(A)(2) (addressing a change in the effective control of the Corporation by virtue of a change in the composition of the Board), the words “a majority of the members of the corporation’s board of directors” shall not be replaced by a higher portion; and

(iv)	The percentage specified in Treasury Regulation §1.409A-3(i)(5)(vii)(A) (addressing the percentage change in the ownership of the Corporation’s assets) shall be 40 percent and not a higher percentage.

SECTION 7

Non-Alienability of Benefits

Except as may be required by law, neither the Director nor the Director’s Beneficiary shall have the right to, directly or indirectly, alienate, assign, transfer, pledge, anticipate or encumber (except by reason of death) any amounts or shares of Common Stock that are or may be payable hereunder, including but not limited to in respect of any liability of a Director or the Director’s Beneficiary for alimony or other payments for the support of a spouse, former spouse, child or other dependent, prior to such amount actually being received by the Director or the Director’s Beneficiary hereunder, nor shall any such amounts or shares be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Director or the Director’s Beneficiary or to the debts, contracts, liabilities, engagements, or torts of any Director or Director’s Beneficiary, or transfer by operation of law in the event of bankruptcy or insolvency of the Director or the Director’s Beneficiary, or any legal process.

SECTION 8

Nature of Deferred Stock Compensation Accounts

Any Deferred Stock Compensation Account shall be established and maintained only on the books and records of the Corporation.  No assets or funds of the Corporation, a Subsidiary or the Plan shall be removed from the claims of the Corporation’s or a Subsidiary’s general or judgment creditors or otherwise made available, and no shares of Common Stock of the Corporation to be issued pursuant to a Deferred Stock Compensation Account shall be issued or outstanding, until such amounts and shares are actually payable to a Director or a Director’s Beneficiary as provided herein.  The Plan constitutes a mere promise by the Corporation to make payments in the future.  Each Director and Director’s Beneficiary shall have the status of, and their rights to receive a payment of shares of Common Stock under the Plan shall be no greater than the rights of, general unsecured creditors of the Corporation.  No person shall be entitled to any voting rights with respect to shares credited to a Deferred Stock Compensation Account and not yet payable to a Director or the Director’s Beneficiary.  The Corporation shall not be obligated under any circumstances to fund any financial obligations under the Plan and the Plan is intended to constitute an unfunded plan for tax purposes.  However, the Corporation may, in its sole discretion, set aside funds in a trust or other vehicle, subject to the claims of its creditors, in order to assist it in meeting its obligations under the Plan, if:

(a)	such arrangement will not cause the Plan to be considered a funded deferred compensation plan under the Code;

(b)
any trust created by the Corporation, and any assets held by such trust to assist the Corporation in meeting its obligations under the Plan, will conform to the terms of the model trust, as described in Rev. Proc. 92-64, 1992-2 C.B. 422 or any successor; and

(c)	such set aside of funds is not described in Section 409A(b) of the Code, or any successor provision.

SECTION 9

Grant of Stock Options and Stock

Appreciation Rights And Award of Restricted Shares

The Committee shall have authority, in its sole discretion, (a) to grant “nonstatutory stock options” (i.e., stock options which do not qualify under Sections 422 and 423 of the Code), (b) to grant stock appreciation rights, and (c) to award restricted shares.  All grants and awards pursuant to this Section 9 shall be made on or to be effective on a Payment Date.  On or as of each Payment Date, the Committee shall grant or award to each Director on such Payment Date nonstatutory stock options, stock appreciation rights and/or restricted shares with a total value of one hundred thousand dollars ($100,000) (or such other amount determined by the Board or by any committee of the Board which the Board authorizes to determine such amount).  The Committee shall determine in its sole discretion the portion of each grant and/or award to be comprised of nonstatutory stock options, stock appreciation rights and restricted shares and the value of each.

SECTION 10

Terms and Conditions of

Stock Options and Stock Appreciation Rights

Stock options and stock appreciation rights granted under the Plan shall be subject to the following terms and conditions:

(A)
The purchase price at which each stock option may be exercised (the “option price”) and the base price at which each stock appreciation right may be granted (the “Base Price”) shall be such price as the Committee, in its sole discretion, shall determine but shall not be less than one hundred percent (100%) of the Fair Market Value per share of the Common Stock covered by the stock option or stock appreciation right on the date of grant.  For purposes of this Section 10, the Fair Market Value of the Common Stock shall be determined as provided in Section 15 hereof.  In no event may any stock option or stock appreciation right granted under this Plan, other than pursuant to Section 12, be amended to decrease the exercise price or Base Price thereof, be cancelled in conjunction with the grant of any new stock option or stock appreciation right with a lower exercise price or Base Price, be cancelled or repurchased for cash, property, or another award at a time when the exercise price or Base Price is greater than the Fair Market Value of the underlying Common Stock, or otherwise be subject to any action that would be treated, for accounting purposes, as a “repricing” of such stock option or stock appreciation right, unless such amendment, cancellation, or action is approved by the Corporation’s shareholders.

(B)
The option price for each stock option shall be paid in full upon exercise and shall be payable in cash in United States dollars (including check, bank draft or money order), which may include cash forwarded through a broker or other agent-sponsored exercise or financing program;  provided, however, that in lieu of such cash the person exercising the stock option may if authorized by the Committee pay the option price in whole or in part by delivering to the Corporation shares of the Common Stock (by delivery of such shares or by attestation) not restricted under Section 11 and having a Fair Market Value on the date of exercise of the stock option, determined as provided in Section 15 hereof, equal to the option price for the shares being purchased, except that any portion of the option price representing a fraction of a share shall in any event be paid in cash.  If the person exercising a stock option participates in a broker or other agent-sponsored exercise or financing program, the Corporation will cooperate with all reasonable procedures of the broker or other agent to permit participation by the person exercising the stock option in the exercise or financing program.  Notwithstanding any procedure of the broker or other agent-sponsored exercise or financing program, if the option price is paid in cash, the exercise of the stock option shall not be deemed to occur and no shares of the Common Stock will be issued until the Corporation has received full payment in cash (including check, bank draft or money order) for the option price from the broker or other agent.  To facilitate the foregoing, the Corporation may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms.  In the event the broker sells any shares on behalf of a Director, the broker shall be acting solely as the agent of the Director, and the Corporation disclaims any responsibility for the actions of the broker in making any such sales.  The date of exercise of a stock option shall be determined under procedures established by the Committee, and as of the date of exercise the person exercising the stock option shall be considered for all purposes to be the owner of the shares with respect to which the stock option has been exercised.

(C)
Upon the exercise of stock appreciation rights the Corporation shall pay to the person exercising the stock appreciation rights a number of shares of the Common Stock with a Fair Market Value, as defined in Section 15 hereof, equal to the difference between the aggregate Fair Market Value, as defined in Section 15 hereof, of the Common Stock on the date of exercise of the stock appreciation rights and the aggregate Base Prices for the stock appreciation rights which are exercised (the “Spread”) (rounded down to the next whole number of shares).  No fractional shares of the Common Stock shall be issued nor shall cash in lieu of a fraction of a share of Common Stock be paid.  Notwithstanding the foregoing, at the sole discretion of the Committee, the Corporation may pay to the person exercising the stock appreciation rights an amount of cash, rather than shares of the Common Stock, equal to the Spread if and only if the payment of cash upon exercise of the stock appreciation rights would not cause the stock appreciation rights to provide for a deferral of compensation within the meaning of Section 409A of the Code.  The date of exercise of a stock appreciation right shall be determined under procedures established by the Committee.

(D)
Unless the Committee, in its sole discretion, shall otherwise determine and subject to the terms of Sections 10(G) and 10(H) hereof, stock options and stock appreciation rights shall be exercisable by a Director commencing on the second anniversary of the date of grant.  Subject to the terms of Sections 10(G) and 10(H) hereof providing for earlier termination of a stock option or stock appreciation right, no stock option or stock appreciation right shall be exercisable after the expiration of ten years from the date of grant.  Unless the Committee, in its sole discretion, shall otherwise determine, a stock option or stock appreciation right to the extent exercisable at any time may be exercised in whole or in part.

(E)	Unless the Committee, in its sole discretion, shall otherwise determine:

(i)	no stock option or stock appreciation right shall be transferable or assignable by the grantee otherwise than:

(a)	by Will; or

(b)	if the grantee dies intestate, by the laws of descent and distribution of the state of domicile of the grantee at the time of death; or

(c)	to the trustee of a trust that is revocable by the grantee alone, both at the time of the transfer or assignment and at all times thereafter prior to such grantee’s death; and

(ii)
all stock options and stock appreciation rights shall be exercisable during the lifetime of the grantee only by the grantee (or the grantee’s guardian or legal representative) or by the trustee of a trust described in Section 10(E)(i)(c) hereof.

A transfer or assignment of a stock option or a stock appreciation right by a trustee of a trust described in Section 10(E)(i)(c) to any person other than the grantee shall be permitted only to the extent approved in advance by the Committee in writing, in its sole discretion and subject to applicable law.  Stock options or stock appreciation rights held by such trustee also shall be subject to all of the conditions and restrictions set forth in the Plan and in the applicable agreement with the grantee as if such trustee were a party to such agreement as the grantee.  In the event the grantee ceases to be a Director of the Corporation, the provisions set forth in the Plan and in the applicable agreement with the grantee shall continue to be applicable to the stock option or stock appreciation right and shall limit the ability of such trustee to exercise any such transferred stock options or stock appreciation rights to the same extent they would have limited the grantee.  The Corporation shall not have any obligation to notify such trustee of any termination of a stock option or stock appreciation right due to the termination of service of the grantee as a Director of the Corporation.

(F)
Unless otherwise specified by the Committee, the applicable Director shall have all of the rights of a shareholder of the Corporation holding Common Stock with respect to the shares of Common Stock to be issued upon the exercise of a stock option or stock appreciation right (including the right to vote the applicable shares and the right to receive dividends), when the Director (i) has given written notice of exercise in accordance with the procedures established by the Committee, (ii) if requested, has given the representation described in Section 16, and (iii) in the case of a stock option, has paid in full the option price for such shares.

(G)
Unless the Committee, in its sole discretion, shall otherwise determine, if a grantee ceases to be a Director of the Corporation, any outstanding stock options and stock appreciation rights held by the grantee shall vest and be exercisable and shall terminate, according to the following provisions:

(i)
Notwithstanding Section 10(D) hereof, if a grantee ceases to be a Director of the Corporation for any reason other than those set forth in Section 10(G)(ii) or (iii) hereof, any then outstanding stock option and stock appreciation right held by such grantee (whether or not vested and exercisable by the grantee immediately prior to such time) shall vest and be exercisable by the grantee (or, in the event of the grantee’s death, by the person entitled to do so under the Will of the grantee, or, if the grantee shall fail to make testamentary disposition of the stock option or stock appreciation right or shall die intestate, by the legal representative of the grantee (the “Grantee’s Heir or Representative”)), at any time prior to the second anniversary of the date on which the grantee ceases to be a Director of the Corporation or the expiration date of the stock option or stock appreciation right, whichever is the shorter period;

(ii)
Unless the exercise period of a stock option or stock appreciation right following termination of service as Director has been extended as provided in Section 13(c) hereof, if during his or her term of office as a non-employee Director a grantee is removed from office for cause or resigns without the consent of the Board, any then outstanding stock option and stock appreciation right held by such grantee shall terminate as of the close of business on the last day on which the grantee is a Director of the Corporation; and

(iii)
Notwithstanding Section 10(D) hereof, following the death of a grantee during service as a Director of the Corporation, or upon the disability of a Director which requires his or her termination as a Director of the Corporation, any outstanding stock option and stock appreciation right held by the grantee at the time of death or termination as a Director due to disability (whether or not vested and exercisable by the grantee immediately prior to such time) shall vest and be exercisable, in the case of death of the grantee, by the Grantee’s Heir or Representative, or, in the case of disability of the grantee, by the grantee at any time prior to the second anniversary of the date on which the grantee ceases to be a Director of the Corporation or the expiration date of the stock option or stock appreciation right, whichever is the shorter period.

Whether a resignation of a Director is with or without the consent of the Board and whether a grantee is disabled shall be determined in each case, in its sole discretion, by the Committee and such determination by the Committee shall be final and binding.

(H)
If a grantee of a stock option or stock appreciation right engages in the operation or management of a business (whether as owner, partner, officer, director, employee or otherwise and whether during or after service as a Director of the Corporation) which is in competition with the Corporation or any of its Subsidiaries, or solicits any of the Corporation’s customers or employees other than for the benefit of the Corporation, the Committee may immediately terminate all outstanding stock options and stock appreciation rights held by the grantee; provided, however, that this sentence shall not apply if the exercise period of a stock option or stock appreciation right following termination of service as a Director of the Corporation has been extended as provided in Section 13(c) hereof.  Whether a grantee has engaged in the operation or management of a business which is in competition with the Corporation or any of its Subsidiaries, or solicits any of the Corporation’s customers or employees other than for the benefit of the Corporation, shall be determined, in its sole discretion, by the Committee, and any such determination by the Committee shall be final and binding.

(I)
All stock options and stock appreciation rights shall be confirmed by a written agreement or an amendment thereto in a form prescribed by the Committee, in its sole discretion.  Each agreement or amendment thereto shall be executed on behalf of the Corporation by the Chief Executive Officer (if other than the President), the President or any Vice President and by the grantee.  The provisions of such agreements need not be identical.

Subject to the foregoing provisions of this Section 10 and the other provisions of the Plan, any stock option or stock appreciation right granted under the Plan may be exercised at such times and in such amounts and be subject to such restrictions and other terms and conditions, if any, as shall be determined, in its sole discretion, by the Committee and set forth in the agreement referred to in Section 10(I) hereof or an amendment thereto.

SECTION 11

Terms and Conditions of Restricted Share Awards

(a)           Restricted Share Awards.  Restricted share awards shall be evidenced by a written agreement in a form prescribed by the Committee, in its sole discretion, which shall set forth the number of shares of the Common Stock awarded, the restrictions imposed thereon (including, without limitation, restrictions on the right of the awardee to sell, assign, transfer, pledge or otherwise encumber such shares while such shares are subject to the other restrictions imposed under this Section 11), the duration of such restrictions, events (which may, in the sole discretion of the Committee, include performance-based events) the occurrence of which would cause a forfeiture of the restricted shares and such other terms and conditions as the Committee in its sole discretion deems appropriate.  Restricted share awards shall be effective only upon execution of the applicable restricted share agreement on behalf of the Corporation by the Chief Executive Officer (if other than the President), the President or any Vice President, and by the awardee.  The provisions of such agreements need not be identical.

(b)           Transfers to Trusts.  Neither this Section 11 nor any other provision of the Plan shall preclude an awardee from transferring or assigning restricted shares to (i) the trustee of a trust that is revocable by such awardee alone, both at the time of the transfer or assignment and at all times thereafter prior to such awardee’s death or (ii) the trustee of any other trust to the extent approved in advance by the Committee in writing.  A transfer or assignment of restricted shares from such trustee to any person other than such awardee shall be permitted only to the extent approved in advance by the Committee in writing, and restricted shares held by such trustee shall be subject to all of the conditions and restrictions set forth in the Plan and in the applicable agreement as if such trustee were a party to such agreement.

(c)           Default Vesting Restrictions.  Unless otherwise determined by the Committee, restricted shares awarded to a Director shall be forfeited if the awardee terminates as a Director of the Corporation within two (2) years following the grant of such restricted shares due to the voluntary resignation of the Director without the consent of the Board or the removal of the Director with cause.  Any restricted shares which have not previously vested shall vest and the restrictions related to service as a Director shall lapse upon the death of a Director or the disability of a Director which requires his or her termination as a Director of the Corporation.

(d)           Evidence of Shares; Dividends.  Following a restricted share award and prior to the lapse or termination of the applicable restrictions, the Corporation, at its sole discretion, shall (i) issue share certificates in the name of the awardee and hold them in escrow together with related stock powers in blank signed by the awardee, (ii) issue such share certificates and deliver them to the awardee with an appropriate conspicuous legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Matthews International Corporation 2014 Director Fee Plan and a corresponding agreement. Copies of such Plan and agreement are on file at the offices of Matthews International Corporation, Two NorthShore Center, Pittsburgh, PA 15212-5851.”; or

(iii) issue the shares in book-entry form in the name of the awardee.  If share certificates are issued in the name of the awardee, the awardee shall execute and deliver to the Corporation a blank stock power in form acceptable to the Corporation with respect to each of the certificates subject to the restricted share award.  In the case of forfeiture of the shares, the Corporation shall use the stock power(s) to transfer ownership of the shares to the Corporation.  Upon the lapse or termination of the applicable restrictions, certificate(s) without the legend referenced in (ii) above and the blank stock power(s) shall be delivered to the awardee (or the awardee’s personal representative) upon the surrender by such person of the legended certificates if they were previously provided to such person.  If shares are issued in book-entry form, the Corporation shall instruct its transfer agent that the shares are to be designated as restricted on the transfer agent’s book-entry records of the owners of the Common Stock, and may not be transferred from the name of the awardee until the earlier of (i) in the case of forfeiture of the shares, when the Corporation instructs its transfer agent in writing to record the shares as owned by the Corporation (rather than by the awardee), or (ii) when requested in writing by the awardee (or the awardee’s personal representative) after the Corporation has instructed its transfer agent in writing that such shares are no longer to be designated as restricted on the transfer agent’s book-entry records due to the lapse or termination of the applicable restrictions.  Except as provided in Section 12 hereof, the Committee, in its sole discretion, may determine that dividends and other distributions on the shares shall not be paid to the awardee until the lapse or termination of the applicable restrictions.  Unless otherwise provided, in its sole discretion, by the Committee, any such dividends or other distributions shall not bear interest.  Upon the lapse or termination of the applicable restrictions (and not before such time), the unpaid dividends, if any, shall be delivered to the awardee.  From the date a restricted share award is effective, the awardee shall be a shareholder with respect to all of the restricted shares and shall have all the rights of a shareholder with respect to the restricted shares, including the right to vote the restricted shares and to receive all dividends, and other distributions paid with respect to the restricted shares, subject only to the preceding provisions of this Section 11(d) and the other restrictions imposed by the Committee.

(e)           Competition.  If an awardee of restricted shares engages in the operation of management of a business (whether as owner, partner, officer, director, employee or otherwise) which is in competition with the Corporation or any of its Subsidiaries or solicits any of the Corporation’s customers or employees other than for the benefit of the Corporation, the Committee may immediately declare forfeited all restricted shares held by the awardee as to which the restrictions have not yet lapsed.  Whether an awardee has engaged in the operation or management of a business which is in competition with the Corporation or any of its Subsidiaries or has solicited any of the Corporation’s customers or employees other than for the benefit of Corporation, shall also be determined, in its sole discretion, by the Committee, and any such determination by the Committee shall be final and binding.

SECTION 12

Adjustment and Substitution of Shares

In the event of a merger, consolidation, acquisition of shares, stock rights offering, liquidation, separation, spinoff, disaffiliation of a Subsidiary from the Corporation, extraordinary dividend of cash or other property, or similar event affecting the Corporation or any of its Subsidiaries, including but not limited to a Section 13 Event (each, a “Corporate Transaction”), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable, to prevent the dilution or enlargement of the rights of Directors, to (A) the aggregate number and kind of shares of Common Stock reserved for issuance and delivery under the Plan, (B) the number and kind of shares of Common Stock credited to any Deferred Stock Compensation Account, (C) the number and kind of shares of Common Stock subject to outstanding grants and awards; and (D) the option price and Base Price of outstanding stock options and stock appreciation rights, respectively, carried to at least three decimal places with the last decimal place being rounded up to the nearest whole number.  In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Corporation (each, a “Share Change”), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable, to prevent the dilution or enlargement of the rights of Directors, to (A) the aggregate number and kind of shares of Common Stock reserved for issuance and delivery under the Plan, (B) the number and kind of shares of Common Stock credited to any Deferred Stock Compensation Account, (C) the number and kind of shares of Common Stock subject to outstanding grants and awards; and (D) the option price and Base Price of outstanding stock options and stock appreciation rights, respectively, carried to at least three decimal places with the last decimal place being rounded up to the nearest whole number.

In the case of Corporate Transactions, such adjustments may include, without limitation, (1) the cancellation of outstanding stock options and stock appreciation rights in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such grants and awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which shareholders of Common Stock receive consideration other than publicly-traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an option or stock appreciation right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each share pursuant to such Corporate Transaction over the option price of such option or the Base Price of such stock appreciation right shall conclusively be deemed valid); (2) the substitution of other property (including, without limitation, cash or other securities of the Corporation and securities of entities other than the Corporation) for the shares subject to outstanding grants and awards; and (3) in connection with any disaffiliation of a Subsidiary, arranging for the assumption of grants and awards, or replacement of grants and awards with new grants and awards based on other property or other securities (including, without limitation, other securities of the Corporation and securities of entities other than the Corporation), by the affected Subsidiary, or by the entity that controls such Subsidiary following such disaffiliation (as well as any corresponding adjustments to grants and awards that remain based upon Corporation securities).  No adjustment or substitution provided in this Section 12 shall require the Corporation or any other entity to issue or sell a fraction of a share or other security.  Except as provided in this Section 12, a Director shall not have any rights with respect to any Corporate Transaction or Share Change. Notwithstanding the foregoing: (i) any adjustments made pursuant to this Section 12 to Deferred Stock Compensation Accounts shall be made in compliance with the requirements of Section 409A of the Code; (ii) any adjustments made pursuant to this Section 12 to grants and awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the grants and awards either (A) continue not to be subject to Section 409A of the Code or (B) comply with the requirements of Section 409A of the Code; and (iii) in any event, neither the Committee nor the Board shall have the authority to make any adjustments pursuant to this Section 12 to the extent the existence of such authority would cause a grant or award that is not intended to be subject to Section 409A of the Code at the grant or award date of the Award to be subject thereto.

SECTION 13

Additional Rights in Certain Events

(a) Definitions.  For purposes of this Section 13, the following terms shall have the following meanings:

(1)	The term “Person” shall be used as that term is used in Sections 13(d) and 14(d) of the 1934 Act as in effect on the effective date of the Plan.

(2)	“Beneficial Ownership” shall be determined as provided in Rule 13d-3 under the 1934 Act as in effect on the effective date of the Plan.

(3)
“Voting Shares” shall mean all securities of a corporation entitling the holders thereof to vote in an annual election of directors (without consideration of the rights of any class of stock other than the Common Stock to elect directors by a separate class vote); and a specified percentage of “Voting Power” of a corporation shall mean such number of the Voting Shares as shall enable the holders thereof to cast such percentage of all the votes which could be cast in an annual election of directors (without consideration of the rights of any class of stock other than the Common Stock to elect Directors by a separate class vote).

(4)	“Section 13 Event” shall mean the date upon which any of the following events occurs:

(i)
The Corporation acquires actual knowledge that any Person other than the Corporation, a Subsidiary or any employee benefit plan(s) sponsored by the Corporation has acquired the Beneficial Ownership, directly or indirectly, of securities of the Corporation entitling such Person to 20% or more of the Voting Power of the Corporation;

(ii)
At any time less than 60% of the members of the Board (excluding vacant rents) shall be individuals who were either (a) directors on the effective date of the Plan or (b) individuals whose election, or nomination for election, was approved by a vote (including a vote approving a merger or other agreement providing the membership of such individuals on the Board) of at least two-thirds of the directors then still in office who were directors on the effective date of the Plan or who were so approved (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board relating to the election of Directors which would be subject to Rule 14a-11 under the 1934 Act, or any successor rule, including by reason of any agreement intended to avoid or settle any such election contest or proxy contest);

(iii)
The consummation of a merger, consolidation, share exchange, division or sale or other disposition of assets of the Corporation as a result of which the shareholders of the Corporation immediately prior to such transaction shall not hold, directly or indirectly, immediately following such transaction, a majority of the Voting Power of (i) in the case of a merger or consolidation, the surviving or resulting corporation, (ii) in the case of a share exchange, the acquiring corporation or (iii) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the transaction, holds more than 30% of the consolidated assets of the Corporation immediately prior to the transaction; or

(iv)
The commencement of any liquidation or dissolution of the Corporation (other than pursuant to any transfer of 70% or more of the consolidated assets of the Corporation to an entity or entities controlled by the Corporation and/or its shareholders following such liquidation or dissolution);

provided, however, that if securities beneficially owned by a Director are included in determining the Beneficial Ownership of a Person referred to in paragraph 4(a) above, then no Section 13 Event with respect to such Director shall be deemed to have occurred by reason of such event.

(b) Acceleration of the Exercise Date of Stock Options and Stock Appreciation Rights.  Subject to Section 13(e), unless the agreement referred to in Section 10(I) hereof, or an amendment thereto, shall otherwise provide, notwithstanding any other provision contained in the Plan, in case any Section 13 Event occurs all outstanding stock options and stock appreciation rights (other than those held by a Director referred to in the proviso to Section 13(a)) shall become immediately and fully exercisable whether or not otherwise exercisable by their terms.

(c) Extension of the Expiration Date of Stock Options and Stock Appreciation Rights.  Subject to Section 13(e), unless the agreement referred to in Section 10(I) hereof, or an amendment thereto, shall otherwise provide, notwithstanding any other provision contained in the Plan, all outstanding stock options and stock appreciation rights held by a grantee whose service with the Corporation as a Director terminates within one year of any Section 13 Event (other than those held by a Director referred to in the proviso to Section 13(a)) for any reason shall be exercisable for the longer of (i) a period of three months from the date of such termination of service or (ii) the period specified in Section 10(G) hereof, but in no event after the expiration date of the stock option or stock appreciation right.

(d) Lapse of Restrictions on Restricted Share Awards.  Unless the agreement referred to in Section 11 hereof, or an amendment thereto, shall otherwise provide, notwithstanding any other provision contained in the Plan, if any Section 13 Event occurs prior to the scheduled lapse of all restrictions applicable to restricted share awards under the Plan, all such restrictions (other than those applicable to a Director referred to in the proviso to Section 13(a)) shall lapse upon the occurrence of any such Section 13 Event regardless of the scheduled lapse of such restrictions.

(e) Code Section 409A.  Notwithstanding the foregoing, if any grant or award is subject to Section 409A of the Code, this Section 13 shall be applicable only to the extent specifically provided in the agreement under Sections 10(I) or 11 applicable to the grant or award and permitted pursuant to Section 409A.

SECTION 14

Administration of Plan; Hardship Withdrawal

(a) Administration of Plan.  Except where the terms of the Plan specifically grant authority to the Committee of the Board or where the Board delegates authority to the Committee, full power and authority to construe, interpret, and administer the Plan shall be vested in the Board and it and the Committee shall have plenary authority to interpret the Plan and prescribe such rules, regulations and procedures in connection with the operations of the Plan as it shall deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan.  Decisions of the Committee and the Board shall be final, conclusive, and binding upon all parties.  Without limitation of the foregoing, the Committee shall have the authority, subject to the terms and conditions of the Plan:

(i)	To determine the grants or awards to be made to the Directors pursuant to Sections 9-11 and all of the relevant terms thereof;

(ii)	Subject to Sections 10(I) and 11(a), to modify, amend or adjust the terms and conditions of any such grant or award;

(iii)	To adopt, alter and repeal such administrative rules, regulations, procedures, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(iv)	To interpret the terms, provisions and conditions of the Plan and any such grant or award (and any agreement under Sections 10(I) and 11(a) relating thereto);

(v)
Subject to Sections 10(I) and 11(a), to accelerate the vesting or lapse of restrictions on any outstanding award, based in each case on such considerations as the Committee in its sole discretion determines;

(vi)	To decide all other matters that must be determined in connection with such grants and awards;

(vii)	To establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable; and

(viii)	To otherwise administer the Plan in connection with such grants and awards.

The Committee may, except to the extent prohibited by applicable law or the listing standards of the stock exchange which is the principal market for the Common Stock, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any officers of the Corporation or committee of officers of the Corporation selected by it.  The Committee shall keep records of action taken at its meetings.  A majority of the Committee shall constitute a quorum at any meeting and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee, shall be the acts of the Committee.  Any determination made by the Committee or by an appropriately delegated officer pursuant to delegated authority under the provisions of the Plan with respect to any grant or award pursuant to Section 9 shall be made in the sole discretion of the Committee or such officer at the time of such grant or award or, unless in contravention of any express term of the Plan, at any time thereafter.  All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan and shall be final and binding on all persons, including the Corporation, its Subsidiaries, and the Directors eligible under the Plan.

(b) Hardship Withdrawal.  Notwithstanding the terms of a Stock Deferral Election or a Meeting Fee Deferral Election made by a Director hereunder, the Committee may, in its sole discretion, permit the withdrawal of shares credited to a Deferred Stock Compensation Account with respect to Director Fees or Meeting Fees previously payable upon the request of a Director or the Director’s representative, or following the death of a Director upon the request of a Director’s Beneficiary or such beneficiary’s representative, if the Board determines that the Director or the Director’s Beneficiary, as the case may be, is confronted with an unforeseeable emergency.

For this purpose, an unforeseeable emergency means a severe financial hardship to the Director or the Director’s Beneficiary resulting from an illness or accident of the Director or the Director’s Beneficiary, the spouse, or a dependent (as defined in Section 152(a) of the Code) of the Director or the Director’s Beneficiary, loss of the Director or the Director’s Beneficiary’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Director or the Director’s Beneficiary.  The Director or the Director’s Beneficiary shall provide to the Committee evidence as the Committee, in its sole discretion, may require to demonstrate such emergency exists and financial hardship would occur if the withdrawal were not permitted.  The withdrawal shall be limited to the amount reasonably necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Director or the Director’s Beneficiary’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or by the cessation of deferrals under the Plan.  Cash needs arising from foreseeable events, such as the purchase or building of a house or education expenses, will not be considered to be the result of an unforeseeable financial emergency.  Payment shall be made, as soon as practicable after the Committee approves the payment and determines the number of shares which shall be withdrawn in a single lump sum from the Deferred Stock Compensation Account(s) providing for the latest payments or series of payments.  No Director shall participate in any decision of the Committee regarding such Director’s request for a withdrawal under this Section 14.

(c) Cancellation; Suspension; Clawback.  Any or all outstanding grants and awards to a Director may, at any time between the date of grant or award and the third anniversary of any exercise, payment or vesting of such grant and award, in the Board’s or the Committee’s sole discretion and subject to such terms and conditions established by the Board or the Committee, be cancelled, suspended, or required to be repaid to the Corporation if the Director (whether during or after service as a Director of the Corporation) (i) engages in the operation or management of a business (whether as owner, partner, officer, director, employee or otherwise) which is in competition with the Corporation or any of its Subsidiaries, (ii) induces or attempts to induce any customer, supplier, licensee or other individual, corporation or other business organization having a business relationship with the Corporation or any of its Subsidiaries to cease doing business with the Corporation or any of its Subsidiaries or in any way interferes with the relationship between any such customer, supplier, licensee or other person and the Corporation or any of its Subsidiaries, (iii) solicits any employee of the Corporation or any of its Subsidiaries to leave the employment thereof or in any way interferes with the relationship of such employee with the Corporation or any of its Subsidiaries, or (iv) makes any statements or comments, orally or in writing, of a defamatory or disparaging nature regarding the Corporation or any of its Subsidiaries (including but not limited to regarding any of their respective businesses, officers, directors, personnel, products or policies), provided, however, that this sentence shall not apply following the occurrence of a Section 13 Event (as defined in Section 13) unless the agreement under Sections 10(I) or 11(a) specifically so provides.  Whether a Director has engaged in any such activities shall also be determined, in its sole discretion, by the Board or the Committee, and any such determination by the Board or the Committee shall be final and binding.

SECTION 15

Fair Market Value

Fair Market Value of the Common Stock shall be the mean between the following prices, as applicable, for the date as of which Fair Market Value is to be determined as quoted in The Wall Street Journal (or in any other reliable publication (electronic or otherwise) as the Board of the Corporation or its delegate, in its sole discretion, may determine to rely upon):

(a)	if the Common Stock is listed on the New York Stock Exchange, the highest and lowest sales prices per share of the Common Stock as quoted in the NYSE-Composite Transactions listing for such date; or

(b)
if the Common Stock is not listed on such exchange, the highest and lowest sales prices per share of Common Stock for such date on (or on any composite index including) the NASDAQ Exchange or the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the “1934 Act”) on which the Common Stock is listed.

If there are no such sale price quotations for the date as of which Fair Market Value is to be determined but there are such sale price quotations within a reasonable period both before and after such date, then Fair Market Value shall be determined by taking a weighted average of the means between the highest and lowest sales prices per share of the Common Stock as so quoted on the nearest date before and the nearest date after the date as of which Fair Market Value is to be determined.  The average should be weighted inversely by the respective numbers of trading days between the selling dates and the date as of which Fair Market Value is to be determined.  If there are no such sale price quotations on or within a reasonable period both before and after the date as of which Fair Market Value is to be determined, then Fair Market Value of the Common Stock shall be the weighted average of the means between such bona fide bid and asked prices on the nearest trading date before and the nearest trading date after the date as of which Fair Market Value is to be determined, if both such dates are within a reasonable period.  The average is to be determined in the manner described above in this Section 15.  If the Fair Market Value of the Common Stock cannot be determined on the basis previously set forth in this Section 15 on the date as of which Fair Market Value is to be determined, the Board or its delegate shall in good faith and in conformance with the requirements of Section 409A of the Code, to the extent applicable, determine the Fair Market Value of the Common Stock on such date.  Fair Market Value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

SECTION 16

Securities Laws; Issuance of Shares

The obligation of the Corporation to issue or credit shares of Common Stock under the Plan shall be subject to:

(i)	the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the Corporation;

(ii)	the condition that the shares shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange, if any, on which the Common Stock shares may then be listed;

(iii)
if required by the Committee, the representation and agreement of the Director that the Director is acquiring the shares only for investment and without a present view of the sale or distribution of such shares, with a corresponding legend on any stock certificates;

(iv)	all other applicable laws, regulations, rules and orders which may then be in effect; and

(v)	obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable.

The inability or impracticability of the Corporation to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Corporation’s counsel to be necessary to the lawful issuance, sale or delivery of any shares of Common Stock hereunder, shall relieve the Corporation of any liability in respect of the failure to issue, sell or deliver such shares of Common Stock as to which such requisite authority shall not have been obtained.  If, on the date on which any shares of Common Stock would be issued pursuant to a current stock payment under Section 3(a) hereof or credited to a Deferred Stock Compensation Account and after consideration of any shares of Common Stock subject to outstanding stock options and stock appreciation rights and awards of restricted shares, sufficient shares of Common Stock are not available under the Plan or the Corporation is not obligated to issue shares pursuant to this Section 16, then no shares of Common Stock shall be issued or credited but rather, in the case of a current stock payment under Section 3(a) hereof, cash shall be paid in payment of the Director Fees payable, and in the case of a Deferred Stock Compensation Account, Director Fees and Meeting Fees shall be credited in cash to a deferred cash compensation account in the name of the Director.  The Board shall adopt appropriate rules and regulations to carry out the intent of the immediately preceding sentence if the need for such rules and regulations arises.

SECTION 17

Governing Law; Integration

(a) Governing Law.  The provisions of this Plan shall be construed, administered and governed by the laws of the Commonwealth of Pennsylvania including its statute of limitations provisions, but without reference to conflicts of law principals.  Titles of Sections of the Plan are for convenience of reference only and are not to be taken into account when construing and interpreting the Plan.  In case any provision of the Plan shall be held illegal or invalid for any reason, such illegal or invalid provision shall not affect the remaining parts of the Plan, but the Plan shall be construed and enforced without regard to such.

(b) Integration.  The Plan contains all of the understandings and representations between the Corporation, its Subsidiaries and any of the Directors and supersedes any prior understandings and agreements entered into between them regarding the subject matter of the Plan.  There are no representations, agreements, arrangements or understandings, oral or written, between the Corporation, its Subsidiaries and any of the Directors relating to the subject matter of the Plan which are not fully expressed in the Plan.

SECTION 18

Effect of the Plan on the Rights of Corporation and Shareholders

Nothing in the Plan or in any stock option, stock appreciation right or restricted share award under the Plan or in any agreement providing for any of the foregoing or any amendment thereto shall confer any right to any person to continue as a Director of the Corporation or interfere in any way with the rights of the shareholders of the Corporation or the Board to elect and remove Directors.

SECTION 19

Amendment and Termination

(a)          General.  The right to amend the Plan at any time and from time to time and the right to terminate the Plan at any time are hereby specifically reserved to the Board; provided that no amendment of the Plan shall:

(i)	be made without shareholder approval if shareholder approval of the amendment is at the time required by the rules of any stock exchange on which the Common Stock may then be listed; or

(ii)
otherwise amend the Plan in any manner that would cause the shares of Common Stock issued or credited under the Plan not to qualify for the exemption from Section 16(b) of the 1934 Act provided by Rule 16b-3.

No amendment or termination of the Plan shall, without the written consent of the holder of shares of Common Stock issued or credited under the Plan or the holder of a stock option, stock appreciation right or restricted shares theretofore granted or awarded under the Plan, adversely affect the rights of such holder with respect thereto.

(b)          Rule 16b-3.  Notwithstanding anything contained in the preceding paragraph or any other provision of the Plan, the Board shall have the power to amend the Plan in any manner deemed necessary or advisable for shares of Common Stock issued or credited under the Plan to qualify for the exemption provided by Rule 16b-3 (or any successor rule relating to exemption from Section 16(b) of the 1934 Act), and any such amendment shall, to the extent deemed necessary or advisable by the Board, be applicable to any outstanding shares of Common Stock theretofore issued or credited under the Plan.

(c)          Termination Date.  Notwithstanding any other provision of the Plan:

(i)	no shares of Common Stock shall be issued or credited on a Payment Date or an Interim Payment Date under the Plan after March 31, 2019;

(ii)	no shares of Common Stock shall be credited with respect to Meeting Fees payable under the Plan after March 31, 2019;

(iii)	no stock option or stock appreciation right shall be granted under the Plan after March 31, 2019; and

(iv)	no restricted shares shall be awarded under the Plan after March 31, 2019;

provided, however, that the preceding provisions of this Section 19(c) shall not preclude the issuance of shares of Common Stock under the Plan in payment of the balance of a Director’s Deferred Stock Compensation Account or upon the exercise after March 31, 2019 of a stock option or stock appreciation right.

SECTION 20

Unsecured Creditor

The Plan constitutes a mere promise by the Corporation to make benefit payments in the future.  The Corporation’s obligations under the Plan shall be unfunded and unsecured promises to pay.  Any amount payable under the Plan shall be established and maintained only on the books and records of the Corporation.  The Corporation and its Subsidiaries shall not be obligated under any circumstance to fund the Corporation’s financial obligations under the Plan and no assets or funds of the Corporation, any Subsidiary, or the Plan shall be removed from the claims of the Corporation’s general or judgment creditors or otherwise made available until such amounts are actually paid to a Director as provided herein.  Any of them may, in its sole discretion, set aside funds in a trust or other vehicle, subject to the claims of its creditors, in order to assist it in meeting its obligations under the Plan, if such arrangement will not cause the Plan to be considered a funded deferred compensation plan.  To the extent that any Director or Director’s Beneficiary or other person acquires a right to receive payments under the Plan, such right shall be no greater than the right, and each Director and Director’s Beneficiary shall at all times have the status, of a general unsecured creditor of the Corporation.

SECTION 21

Limitation of Liability

Any grant or award under the Plan shall not:

(a)	Give a Director or Director’s Beneficiary any rights except as expressly set forth in the Plan and in any such grant or award;

(b)
Create any fiduciary or other obligation of the Corporation or any Subsidiary to take any action or provide to the Director or Director’s Beneficiary any assistance or dedicate or permit the use of any assets of the Corporation or any Subsidiary in any manner;

(c)
Create any trust, fiduciary or other duty or obligation of the Corporation or any Subsidiary to engage in any particular business, continue to engage in any particular business, engage in any particular business practices or sell any particular product or products; or

(d)	Create any obligation of the Corporation that shall be greater than the obligation of the Corporation to any of its general unsecured creditors.

SECTION 22

Dispute Resolution

Since fees are paid and grants or awards are made under the Plan in Western Pennsylvania, records relating to the Plan and fees, grants or awards thereunder are located in Western Pennsylvania, and the Plan and fees, grants or awards are administered in Western Pennsylvania, the Corporation and the Director participating in the Plan, for themselves and their heirs, representatives, successors and assigns (collectively, the “Parties”) irrevocably submit to the exclusive and sole jurisdiction and venue of the state courts of Allegheny County, Pennsylvania and the federal courts of the Western District of Pennsylvania with respect to any and all disputes arising out of or relating to the Plan, the subject matter of the Plan or fees, grants or awards under the Plan, including but not limited to any disputes arising out of or relating to the interpretation and enforceability of any fees, grants or awards or the terms and conditions of the Plan.  To achieve certainty regarding the appropriate forum in which to prosecute and defend actions arising out of or relating to the Plan, and to ensure consistency in application and interpretation of the governing law under Section 17 of the Plan, the Parties agree that (a) sole and exclusive appropriate venue for any such action shall be the Pennsylvania courts described in the immediately preceding sentence, and no other, (b) all claims with respect to any such action shall be heard and determined exclusively in such Pennsylvania courts, and no other, (c) such Pennsylvania courts shall have sole and exclusive jurisdiction over the Parties and over the subject matter of any dispute relating hereto and (d) the Parties waive any and all objections and defenses to bringing any such action before such Pennsylvania courts, including but not limited to those relating to lack of personal jurisdiction, improper venue or forum non conveniens.

SECTION 23

Non-Uniform Determinations

The Committee’s determinations under the Plan (including without limitation its determinations of the grants and awards under Section 9, the form, amount and timing of such grants and awards and the terms and provisions of such grants and awards) need not be uniform and may be made by it selectively among Directors who receive, or are eligible to receive, grants and awards under the Plan, whether or not such persons are similarly situated.

SECTION 24

Indemnification

Subject to the requirements of Pennsylvania state law, each individual who is or shall have been a member of the Board or the Committee, or an officer of the Corporation to whom authority was delegated in accordance with Section 14, shall be indemnified and held harmless by the

Corporation against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Corporation’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Corporation an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability, or expense is a result of his/her own willful misconduct or except as expressly provided by statute.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Corporation’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Corporation may have to indemnify them or hold them harmless.

SECTION 25

No Representations or Covenants With Respect to Tax Qualification

Although the Corporation may endeavor to (i) qualify the payment of fees or a grant or award for favorable United States tax treatment or avoid adverse tax treatment (e.g., under Section 409A of the Code), the Corporation makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment.  The Corporation shall be unconstrained in its corporate activities without regard to any potential negative tax impact to Directors under the Plan.

SECTION 26

Compliance With Laws

Without limitation, payment of fees or a grant or award under the Plan and any issuance of shares of Common Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchanges on which the Corporation is listed as may be required.

SECTION 27

Effective Date

The effective date and date of adoption of the Plan shall be November 14, 2013, the date of adoption of the Plan by the Board, provided that on or prior to November 13, 2014 such adoption of the Plan by the Board is approved by the affirmative vote of holders of record of a majority of the shares of voting stock of the Corporation represented in person or by proxy and entitled to vote at a duly called and convened meeting of such holders at which a quorum is present.  No shares of Common Stock shall be issued or credited under the Plan until approval of such holders is obtained.

PROXY - MATTHEWS INTERNATIONAL CORPORATION                                                                                                                                                                                   Exhibit B

Notice of
2014 ANNUAL MEETING OF SHAREHOLDERS
To be held February 20, 2014

Renaissance Baltimore Harborplace Hotel
202 East Pratt Street
Baltimore, MD

To Our Shareholders:

The Annual Meeting of the Shareholders of Matthews International Corporation will be held at 9:00 AM, Thursday, February 20, 2014 at the Renaissance Baltimore Harborplace Hotel, 202 East Pratt Street, Baltimore, Maryland, for the purpose of considering and acting upon the proposals set forth on the reverse side of this form.

Shareholders of record at the close of business on December 31, 2013 will be entitled to vote at the Annual Meeting or any adjournments thereof.

I hereby appoint Joseph C. Bartolacci and Steven F. Nicola and each of them, with full power of substitution and revocation, proxies to vote all shares of Common Stock of Matthews International Corporation which I am entitled to vote at the Annual Meeting of Shareholders or any adjournment thereof, with the authority to vote as designated on the reverse side.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 and 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED PREPAID ENVELOPE

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ANNUAL MEETING PROXY CARD

A. Proposals – The Board of Directors recommends a vote FOR all the nominees and FOR Proposals 2, 3 and 4.

1.  Election of Directors
FOR           WITHHOLD
01 – John D. Turner (two year term)                                                    [ ]                 [ ]
02 – Gregory S. Babe (three year term)                                                [ ]                 [ ]

FOR           AGAINST                      ABSTAIN
2. To approve the adoption of	[ ] [ ]	[ ]
   the 2014 Director Fee Plan.

FOR           AGAINST                      ABSTAIN
3.  To ratify the appointment of                                                                           [ ]                   [ ]                                         [ ]
   PricewaterhouseCoopers LLP as the
   independent registered public accounting
   firm to audit the records of the Company for
   the fiscal year ending September 30, 2014.

FOR	AGAINST	ABSTAIN
4. To provide an advisory (non-binding) vote	[ ]	[ ] [ ]
       on the executive compensation of our
       named executive officers.

5.  To transact such other business as may properly come before the meeting.

B.  Change of Address – Please print new address below.

Mark box to the right if you plan to attend the Annual Meeting.  [ ]

C. Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed. – Date and Sign Below

Please sign exactly as name appears hereon.  When shares are held by joint tenants, both should sign.  When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

Signature 1 – Please keep signature within the box                                                                                                Signature 2 – Please keep signature within the box

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Date (mm/dd/yyyy)

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